UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

[Amendment No. _____]

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GARMIN LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GARMIN LTD.

NOTICE AND PROXY STATEMENT

FOR

THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD

FRIDAY, JUNE 8, 2018

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card

and promptly return it in the enclosed envelope.

If you reviewed your materials electronically or through a broker or other nominee,

please follow the instructions provided.

THIS NOTICE AND PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND THE 2017
ANNUAL REPORT ON FORM 10-K ARE FIRST BEING FURNISHED ON APRIL [•], 2018.

Garmin Ltd.

Mühlentalstrasse 2

8200 Schaffhausen

Switzerland

Invitation to Annual General Meeting of Shareholders

To be held on June 8, 2018

To the Shareholders of Garmin Ltd.:

We cordially invite you to attend the Annual General Meeting (the “Annual Meeting”) of Shareholders of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), to be held simultaneously at the offices of the law firm of Homburger Ltd, Prime Tower, Hardstrasse 201, CH-8005 Zurich, Switzerland and at the offices of Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas, 66062, USA, at 5:00 p.m. Central European Summer Time (10:00 a.m., U.S. Central Daylight Time) on Friday, June 8, 2018. The two locations will be linked via a live video and audio link. The purpose of the meeting is to consider and vote upon the following matters:

PROPOSALS

1.	Election of Andrew Etkind as the ad hoc Chairman of the Meeting
The Board of Directors proposes to the Annual Meeting that Andrew Etkind, Garmin’s Vice President and General Counsel, be elected as the ad hoc Chairman of the Meeting.
2.	Approval of Garmin’s 2017 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 30, 2017 and the statutory financial statements of Garmin for the fiscal year ended December 30, 2017
The Board of Directors proposes to the Annual Meeting to approve Garmin’s 2017 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 30, 2017 and Garmin’s statutory financial statements for the fiscal year ended December 30, 2017.
3.	Approval of the appropriation of available earnings
The Board of Directors proposes to the Annual Meeting to approve the appropriation of available earnings as follows:

Proposed Appropriation of Available Earnings: in Swiss Francs (“CHF”)
Balance brought forward from previous years	CHF	117,912,000
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(22,442,000)
Total available for the general meeting:	CHF	95,470,000
Resolution proposed by the Board of Directors:
- RESOLVED, that the available earnings of CHF 95,470,000 shall be carried forward.

GARMIN LTD. - 2018 Proxy Statement    3

4.	Approval of the payment of a cash dividend in the aggregate amount of U.S. $2.12 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments
The Board of Directors proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of U.S. $2.12 per outstanding share as follows:

Reserve from Capital Contribution as per December 30, 2017		CHF	6,349,717,000
Resolutions proposed by the Board of Directors:
•	RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of U.S. $2.12 per outstanding share[1] out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release[2] at least ten calendar days prior to the record date; and further
•	RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further
•	RESOLVED, that CHF 552,895,000[3] be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the reserve from capital contribution in order to pay such dividend of U.S. $2.12 per outstanding share (assuming a total of 198,077,418 shares[4] eligible to receive the dividend); and further	CHF	(552,895,000)
•	RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the reserve from capital contribution; and further
•	RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.
Reserve from Capital Contribution after Dividend Reserve Allocation		CHF	5,796,822,000

(1)	In no event will the dividend payment exceed a total of U.S. $2.12 per share.
(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.
(3)	Based on the currency conversion rate of 0.9753 as of December 30, 2017, with a total of 198,077,418 shares eligible for payout (based on the number of shares issued as at December 30, 2017), the aggregate Dividend Reserve would be CHF 552,895,000. The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 30, 2017, includes a margin of approximately 35% to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see footnote 4 below) that may occur between the time when the dividend is approved by shareholders and when the last installment payment is made. Unused dividend reserves will be returned to the reserve from capital contribution after the last installment payment.
(4)	This number is based on the registered share capital as at December 30, 2017. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.
5.	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 30, 2017
The Board of Directors proposes to the Annual Meeting that the members of the Board of Directors and the Executive Management be discharged from personal liability for the fiscal year ended December 30, 2017.
6.	Re-election of five directors and election of one new director
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that each of Joseph J. Hartnett, Min H. Kao, Charles W. Peffer, Clifton A. Pemble and Rebecca R. Tilden be re-elected as directors, and that Jonathan C. Burrell be elected as a new director, each for a term extending until completion of the next annual general meeting.
7.	Re-election of Chairman
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that Min H. Kao be re-elected as Executive Chairman of the Board of Directors for a term extending until completion of the next annual general meeting.
8.	Re-election of three Compensation Committee members and election of one new Compensation Committee member
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that each of Joseph J. Hartnett, Charles W. Peffer and Rebecca R. Tilden be re-elected as members of the Compensation Committee and that Jonathan C. Burrell be elected as a new member of the Compensation Committee, each for a term extending until completion of the next annual general meeting.
9.	Re-election of the independent voting rights representative
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that the law firm of Reiss + Preuss LLP be re-elected as the independent voting rights representative for a term extending until completion of the next annual general meeting, including any extraordinary general meeting of shareholders prior to the 2019 annual general meeting.
10.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 29, 2018 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 29, 2018 be ratified and that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.
11.	Advisory vote on executive compensation
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an advisory resolution approving the compensation of Garmin’s Named Executive Officers, as disclosed in Garmin’s proxy statement for the Annual Meeting pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission (“SEC”).
12.	Binding vote to approve Fiscal Year 2019 maximum aggregate compensation for the Executive Management
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve the maximum aggregate compensation that can be paid or granted to the members of the Executive Management in Fiscal Year 2019 in an amount not to exceed U.S $ 5,200,000.

GARMIN LTD. - 2018 Proxy Statement    4

13.	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2018 Annual General Meeting and the 2019 Annual General Meeting
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve the maximum aggregate compensation that can be paid or granted to the members of the Board of Directors between the 2018 Annual General Meeting and the 2019 Annual General Meeting in an amount not to exceed U.S. $ 1,500,000.
14.	Amendment of Articles of Association as to persons who can act as chairman of shareholder meetings
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve the amendment of the Articles of Association of the Company to add the CEO, the Corporate Secretary or any person appointed by the Board of Directors to the list of persons who can act as chairman of a general meeting of the shareholders. The text of the proposed shareholder resolution and the proposed amendments to the Articles of Association are contained in Annex 1, on which the proposed amendments are marked with a strikethrough to indicate text that would be deleted and with an underline to indicate text that would be added.
15.	Amendment of Articles of Association to add authorized share capital
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve the amendment of the Articles of Association of the Company to authorize the Board of Directors at any time until June 8, 2020 to increase the share capital in an amount not to exceed CHF 3,961,548.30 through the issuance of up to 39,615,483 fully paid-in registered shares with a nominal value of CHF 0.10 each. The text of the proposed shareholder resolution and the proposed amendments to the Articles of Association to include an authorized share capital are contained in Annex 2.

Information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

A proxy card is being sent with this proxy statement to each holder of shares registered in Garmin’s share register with voting rights at the close of business, U.S. Eastern Time, on April 13, 2018. In addition, a proxy card will be sent with this proxy statement to each additional holder of shares who is registered with voting rights in Garmin’s share register as of the close of business, U.S. Eastern Time, on May 29, 2018. Shareholders registered in Garmin’s share register with voting rights as of the close of business, U.S. Eastern Time, on May 29, 2018 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A shareholder entitled to attend and to vote at the Annual Meeting is entitled to appoint a proxy to attend and vote on each of the proposals described in this proxy statement.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee as of April 13, 2018 and to participants in the Garmin International, Inc. Retirement Plan with a beneficial interest in our shares as of April 13, 2018, and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. as of May 29, 2018. We believe these rules allow us to provide our shareholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. Garmin’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017 which contains the consolidated financial statements of Garmin for the fiscal year ended December 30, 2017, the Swiss statutory financial statements of Garmin for the fiscal year ended December 30, 2017, and the Auditor’s Reports for Fiscal Year 2017, are available in the Investor Relations section of Garmin’s website www.garmin.com, and will also be available, together with the Swiss Compensation Report for Fiscal Year 2017, for physical inspection by the shareholders at Garmin’s registered office at Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland, as of May 17, 2018. Copies of the Annual Report on Form 10-K for the fiscal year ended December 30, 2017, the Swiss statutory financial statements of Garmin for the fiscal year ended December 30, 2017, and the Auditor’s Reports may also be obtained without charge by contacting Garmin’s Investor Relations department at +1 (913) 397-8200.

If you received the Notice, you can access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice.

Please vote your shares regardless of whether you plan to attend the Annual Meeting. If you received these proxy materials through the mail, please use the enclosed proxy card to direct the vote of your shares, regardless of whether you plan to attend the Annual Meeting. Please date the proxy card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States, or you may vote by Internet or telephone using the instructions provided on the proxy card. If you received the Notice and reviewed the proxy materials on the Internet, please follow the instructions included in the Notice.

Please note that under the current rules of the New York Stock Exchange, your broker will not be able to vote your shares at the Annual Meeting on the election of directors or on certain other proposals described in the attached proxy statement if you have not given your broker instructions on how to vote. Please be sure to give voting instructions to your broker so that your vote can be counted on the election and such proposals.

Any shareholder who may need special assistance or accommodation to participate in the Annual Meeting because of a disability should contact Garmin’s Corporate Secretary at the above address or call +1 (913) 440-1355. To provide Garmin sufficient time to arrange for reasonable assistance, please submit all such requests by June 1, 2018.

April [•], 2018

By Order of the Board of Directors,

  Andrew R. Etkind

  Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 8, 2018

This Proxy Statement and Garmin’s Annual Report on Form 10-K

for the fiscal year ended December 30, 2017, are available at http://materials.proxyvote.com/H2906T

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PROPOSAL THIRTEEN	Binding Vote to Approve Maximum Aggregate Compensation for the Board of Directors for the period between the 2018 Annual General Meeting and the 2019 Annual General Meeting	30

PROPOSAL FOURTEEN	Amendment of Articles of Association as to persons who can act as chairman of shareholder meetings	31

PROPOSAL FIFTEEN	Amendment of Articles of Association to add authorized share capital	32

AUDIT MATTERS		33

Report of Audit Committee		33
Independent Registered Public Accounting Firm Fees		33

EXECUTIVE COMPENSATION MATTERS		34

Compensation Committee Report		34
Compensation Discussion and Analysis		34

EXECUTIVE COMPENSATION TABLE		42

SHAREHOLDER PROPOSALS		46

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		46

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS		46

OTHER MATTERS		47

Amendment of Articles of Association as to persons who can act as chairman of shareholder meetings		A-1
Amendment of Articles of Association to add authorized share capital		A-2

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PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (“Board”) of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 5:00 p.m. Central European Summer Time (10:00 a.m., U.S. Central Daylight Time), on Friday, June 8, 2018, simultaneously at the offices of the law firm of Homburger Ltd, Prime Tower, Hardstrasse 201, CH-8005 Zurich, Switzerland and at the offices of Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas, 66062, USA, and at any adjournment(s) or postponement(s) thereof for the purposes set forth herein and in the accompanying Invitation to the Annual General Meeting of Shareholders. The two locations will be linked via a live video and audio link. This Proxy Statement and the accompanying proxy card are first being furnished to shareholders on or about April [•], 2018.

INFORMATION CONCERNING SOLICITATION AND VOTING

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee (“Broker Customers”) and to participants in the Garmin International, Inc. Retirement Plan with a beneficial interest in our shares (“Plan Participants”), and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. (“Record Holders”).

Proposals

At the Annual Meeting, the Board intends to ask you to vote on:

1.	Election of Andrew Etkind as the ad hoc Chairman of the Annual Meeting;
2.	Approval of Garmin’s 2017 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 30, 2017 and the statutory financial statements of Garmin for the fiscal year ended December 30, 2017;
3.	Approval of the appropriation of available earnings;
4.	Approval of the payment of a cash dividend in the aggregate amount of U.S. $2.12 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments;
5.	Discharge of the members of the Board and the Executive Management from liability for the fiscal year ended December 30, 2017;
6.	Re-election of five directors and election of one new director;
7.	Re-election of Chairman;
8.	Re-election of three Compensation Committee members and election of one new Compensation Committee member;
9.	Re-election of the independent voting rights representative;
10.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 29, 2018 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term;
11.	Advisory vote on executive compensation;
12.	Binding vote to approve Fiscal Year 2019 maximum aggregate compensation for the Executive Management;
13.	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2018 Annual General Meeting and the 2019 Annual General Meeting;
14.	Amendment of Articles of Association as to persons who can act as chairman of shareholder meetings; and
15.	Amendment of Articles of Association to add authorized share capital.

Shareholders Entitled to Vote

April 13, 2018 is the record date (the “Record Date”) for the Annual Meeting. On the Record Date there were [•] shares (excluding shares held by Garmin or any of its direct or indirect subsidiaries) outstanding and entitled to vote at the Annual Meeting. Shareholders registered in our share register at the close of business, U.S. Eastern Time, on the Record Date are entitled to vote at the Annual Meeting, except as provided below. Any additional shareholders who are registered in Garmin’s share register on May 29, 2018 will receive a copy of the proxy materials after May 29, 2018 and are entitled to attend and vote, or grant proxies to vote, at the Annual Meeting. Shareholders not registered in Garmin’s share register as of May 29, 2018 will not be entitled to attend, vote or grant proxies to vote at, the Annual Meeting. No shareholder will be entered in Garmin’s share

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register as a shareholder with voting rights between the close of business on May 29, 2018 and the opening of business on the day following the Annual Meeting. Computershare Trust Company, N.A., which maintains Garmin’s share register, will, however, continue to register transfers of Garmin’s shares in the share register in its capacity as transfer agent during this period. Shareholders who are registered in Garmin’s share register on May 29, 2018 but have sold their shares before the meeting date are not entitled to attend, vote or grant proxies to vote at, the Annual Meeting.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Garmin. In addition to soliciting shareholders by mail and through its regular employees not specifically engaged or compensated for that purpose, Garmin will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have shares of Garmin registered in the names of such persons and, if requested, will reimburse them for their reasonable, out-of-pocket costs. Garmin may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Voting

Each shareholder is entitled to one vote on each proposal presented in this Proxy Statement for each share held. There is no cumulative voting in the election of directors. The required presence quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of shareholders holding not less than a majority of the shares entitled to vote at the meeting with abstentions, invalid ballots and broker non-votes regarded as present for purposes of establishing the quorum.

A shareholder who purchases shares from a registered holder after the Record Date but before May 29, 2018 and who wishes to vote his or her shares at the Annual Meeting must ask to be registered as a shareholder with respect to such shares in our share register prior to May 29, 2018. Registered holders of our shares (as opposed to beneficial shareholders) on May 29, 2018 who sell their shares prior to the Annual Meeting will not be entitled to vote those shares at the Annual Meeting.

Proposals 1 through 14 each require the affirmative vote of a majority of the share votes cast (in person or by proxy) at the Annual Meeting, excluding unmarked, invalid and non-exercisable votes and abstentions. Proposal 15 requires the affirmative vote of at least two-thirds of the votes and the absolute majority of the par value of shares, each as present or represented at the Annual Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.

Members of our Board and members of Executive Management are not allowed to vote on the proposal to discharge the members of the Board and the Executive Management from liability for the fiscal year ended December 30, 2017.

Shareholder ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 29, 2018 is not legally required, but your views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment of Ernst & Young LLP as Garmin’s independent auditor.

The proposal relating to the advisory vote on executive compensation is advisory and non-binding on Garmin. However, the Compensation Committee of our Board will review voting results on this proposal and will give consideration to such voting.

Broker Non-Votes

Although brokers have discretionary authority to vote shares of Broker Customers on “routine” matters, they do not have authority to vote shares of Broker Customers on “non-routine” matters pursuant to applicable New York Stock Exchange (“NYSE”) rules. We believe that the following proposals to be voted on at the Annual Meeting will be considered to be “non-routine” under NYSE rules and, therefore, brokers will not be able to vote shares owned by Broker Customers with respect to these proposals unless the broker receives instructions from such customers:

•	Proposal No. 5 (discharge of the members of the Board and Executive Management from liability for the fiscal year ended December 30, 2017),
•	Proposal No. 6 (re-election of five directors and election of one new director); Proposal No. 7 (re-election of Chairman);
•	Proposal No. 8 (re-election of three Compensation Committee members and election of one new Compensation Committee member);
•	Proposal No. 11 (advisory vote on executive compensation);
•	Proposal No. 12 (binding vote to approve Fiscal Year 2019 maximum aggregate compensation for the Executive Management); and
•	Proposal No. 13 (binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2018 Annual Meeting and the 2019 Annual Meeting.

The voting standard required to pass all of the above “non-routine” proposals is a simple majority of the votes cast in person or by proxy at the Annual Meeting on the applicable proposal. Abstentions, broker non-votes (if any) or blank or invalid ballots are not counted for such purposes and shall have no impact on the approval of such agenda item.

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How Shareholders Vote

Shareholders, Plan Participants and Broker Customers may vote (or in the case of Plan Participants, may direct the trustee of the Garmin International, Inc. Retirement Plan to vote) their shares as follows:

Shares of Record

Shareholders may only vote their shares if they or their proxies are present at the Annual Meeting. Shareholders may appoint as their proxy the independent voting rights representative, the law firm of Reiss + Preuss LLP, 200 West 41st Street, 20th Floor, New York, NY 10036, USA to vote their shares by checking the appropriate box on the enclosed proxy card and the independent voting rights representative will vote all shares for which it is the proxy as specified by the shareholders on the proxy card. A registered shareholder desiring to name as proxy someone other than the independent voting rights representative may do so by crossing out the name of the independent voting rights representative on the proxy card and inserting the full name of such other person. In that case, the shareholder must sign the proxy card and deliver it to the person named, and the person named must be present, present appropriate identification and vote at the Annual Meeting.

Shares owned by shareholders who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Shares owned by shareholders who have timely submitted a properly executed proxy card and have not specifically indicated their votes instruct the independent voting rights representative to vote in the manner recommended by the Board. If any modifications to agenda items or proposals identified in the Invitation to the Annual Meeting or other matters on which voting is permissible under Swiss law are properly presented at the Annual Meeting for consideration, you instruct the independent voting rights representative, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board.

We urge you to return your proxy card by the close of business, U.S. Central Time on June 4, 2018 to ensure that your proxy can be timely submitted.

Shares Held Under the Garmin International, Inc. Retirement Plan

On the voting instructions card, Plan Participants may instruct the trustee of our Retirement Plan how to vote the shares allocated to their respective participant accounts. The trustee will vote all allocated shares accordingly. Shares for which inadequate or no voting instructions are received will not be voted by the trustee. The trustee of our Retirement Plan may vote shares allocated to the accounts of the Plan Participants either in person or through a proxy.

Shares Held Through a Broker or Other Nominee

Each broker or nominee must solicit from the Broker Customers directions on how to vote the shares, and the broker or nominee must then vote such shares in accordance with such directions. Brokers or nominees are to forward the Notice to the Broker Customers, at the reasonable expense of Garmin if the broker or nominee requests reimbursement. See “Broker Non-Votes”.

Revoking Proxy Authorizations or Instructions

Until the polls for a particular proposal on the agenda close (or in the case of Plan Participants, until the trustee of the Retirement Plan votes), voting instructions or votes of Record Holders and voting instructions of Plan Participants may be revoked or recast with a later-dated, properly executed and delivered proxy card or, in the case of Plan Participants, a voting instruction card. Otherwise, shareholders may not revoke a vote, unless: (a) in the case of a Record Holder, the Record Holder either (i) attends the Annual Meeting and casts a ballot at the meeting or (ii) delivers a written revocation to the independent voting rights representative at any time before the Chairman of the Annual Meeting closes the polls for a particular proposal on the agenda; (b) in the case of a Plan Participant, the revocation procedures of the trustee of the Retirement Plan are followed; or (c) in the case of a Broker Customer, the revocation procedures of the broker or nominee are followed.

Attendance and Voting in Person at the Annual Meeting

Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of shares having evidence of such ownership, and guests of Garmin. Plan Participants and Broker Customers, absent special direction to Garmin from the respective Retirement Plan trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders may vote by casting a ballot at the Annual Meeting.

Security measures will be in place at the meeting, and briefcases, handbags and packages are subject to inspection. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be used during the meeting. Anyone who refuses to comply with these requirements will not be admitted, or, if admitted, will be required to leave.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 13, 2018, Garmin had outstanding [•], shares (excluding shares held by Garmin or any of its direct or indirect subsidiaries). The following table contains information as of April 13, 2018 concerning the beneficial ownership of shares by: (i) beneficial owners of shares who have publicly filed a report acknowledging ownership of more than 5% of the number of outstanding shares; (ii) each director and nominee; (iii) each executive officer named in the Summary Compensation Table; and (iv) all the directors and executive officers as a group. No officer or director of Garmin owns any equity securities of any subsidiary of Garmin. Unless otherwise indicated, the address for each person named below is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, USA.

Amount and
Nature of
Beneficial
Name of Beneficial Owner	Ownership(1)	Percent of Class(2)
Douglas G. Boessen CFO and Treasurer	19,104(3)	*
Jonathan Burrell(4) Shareholder and Director Nominee	26,042,120(5)	[•%]
Patrick Desbois Executive Vice President, Operations	16,521	*
Donald H. Eller, Ph.D. Director	468,302(6)	*
Andrew R. Etkind Vice President, General Counsel and Corporate Secretary	34,493(7)	*
Joseph J. Hartnett Director	10,007(8)	*
Min H. Kao, Ph.D. Director and Executive Chairman	32,897,929(9)	[•%]
Ruey-Jeng Kao(10) Shareholder	10,177,962(11)	[•%]
Charles W. Peffer Director	19,607(12)	*
Clifton A. Pemble Director, President and CEO	142,097(13)	*
Philip I. Straub Executive Vice President - Managing Director, Aviation	39,281	*
Rebecca R. Tilden Director	2,763(14)	*
BlackRock, Inc.(15) Institutional Shareholder	10,351,995	[•%]
The Vanguard Group(16) Institutional Shareholder	11,270,906	[•%]
Directors and Executive Officers as a Group (10 persons)	33,650,104(17)	[•%]
*	Less than 1% of the outstanding shares
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or stock appreciation rights held by that person that are currently exercisable as of April 13, 2018 or within 60 days of such date, and shares of restricted stock units that will be released to that person within 60 days of April 13, 2018 upon vesting of restricted stock unit awards, are deemed outstanding. The holders may disclaim beneficial ownership of any such shares that are owned by or with family members, trusts or other entities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Garmin’s knowledge, each shareholder named in the table has sole voting power and dispositive power with respect to the shares set forth opposite such shareholder’s name. In addition, except as indicated in the footnotes to this table, to Garmin’s knowledge, each shareholder named in the table owns the shares set forth opposite such shareholder’s name directly.
(2)	The percentage is based upon the number of shares outstanding as of April 13, 2018 (excluding shares held directly or indirectly in treasury) and computed as described in footnote (1) above.
(3)	Mr. Boessen’s beneficial ownership includes 7,608 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 13, 2018.
(4)	Jonathan Burrell’s address is 18899 Happy Hollow Road, Spring Hill, KS 66083, USA.
(5)	Jonathan Burrell’s beneficial ownership includes (i) 2,704,470 shares held in a revocable trust established by his mother and for which Jonathan Burrell is a co-trustee, as to which shares Jonathan Burrell has shared voting and dispositive power; (ii) 8,720,050 shares held in three charitable lead annuity trusts established by his father, Gary Burrell, and for which Jonathan Burrell is a co-trustee; and (iii) 11,577,600 shares held in several grantor retained annuity trusts established by his mother and for which Jonathan is a co-trustee.

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(6)	Dr. Eller’s beneficial ownership includes 18,567 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 13, 2018 and 2,952 shares that will be released to him within 60 days of April 13, 2018 upon vesting of restricted stock unit awards.
(7)	Mr. Etkind’s beneficial ownership includes 20,000 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 13, 2018.
(8)	Mr. Hartnett’s beneficial ownership includes 2,952 shares that will be released to him within 60 days of April 13, 2018 upon vesting of restricted stock unit awards.
(9)	Of the 32,897,929 shares, (i) 8,565,390 shares are held by the Min-Hwan Kao Revocable Trust 9/28/95, over which Dr. Kao has sole voting and dispositive power, and (ii) 24,332,539 shares are held by revocable trusts established by Dr. Kao’s children over which Dr. Kao has shared voting and dispositive power. In addition to the 32,897,929 shares, 5,207,824 shares are held by a revocable trust established by Dr. Kao’s wife, over which Dr. Kao does not have any voting or dispositive power. Dr. Kao disclaims beneficial ownership of the 5,207,824 shares held by the revocable trust established by his wife.
(10)	Mr. Kao’s address is c/o Fortune Land Law Offices, 8th Floor, 132, Hsinyi Road, Section 3, Taipei, Taiwan.
(11)	The 10,177,962 shares are held by Karuna Resources Ltd. Mr. Kao owns 100% of the voting power of Karuna Resources Ltd. Mr. Kao is the brother of Dr. Min Kao.
(12)	Mr. Peffer’s beneficial ownership includes 2,952 shares that will be released to him within 60 days of April 13, 2018 upon vesting of restricted stock unit awards.
(13)	Mr. Pemble’s beneficial ownership includes 60,495 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 13, 2018. Of the 142,097 shares, 255 shares are held by a child of Mr. Pemble who shares the same household.
(14)	Ms. Tilden’s beneficial ownership includes 1,952 shares that will be released to her within 60 days of April 13, 2018 upon vesting of restricted stock unit awards.
(15)	According to Schedule 13G Amendment No. 2 filed BlackRock, Inc. on January 30, 2018. According to the Schedule 13G Amendment No. 2, BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055, USA.
(16)	According to Schedule 13G Amendment No. 2 filed by The Vanguard Group on February 8, 2018. According to the Schedule 13G Amendment No. 2, The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355, USA.
(17)	The number includes 86,670 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 13, 2018, and 10,808 shares that will be released upon vesting of restricted stock unit awards within 60 days of April 13, 2018. Individuals in the group have disclaimed beneficial ownership as to a total of 255 of the shares listed.

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PROPOSAL ONE	Election of Andrew Etkind as the ad hoc Chairman of the Annual Meeting

Proposal 14 (Amendment of Articles of Association as to persons who can act as chairman of shareholder meetings) and Proposal 15 (Amendment of Articles of Association to create authorized share capital) each require amendments to Garmin’s Articles of Association. In order for these amendments to take effect they must be carried out before a Swiss notary public and authenticated by such notary public in the form of a public deed (öffentliche Urkunde) and then registered with the Commercial Register (Handelsregister) of the Canton of Schaffhausen, Switzerland. A Swiss notary public can act only within the territory of the Swiss Canton where he or she is licensed as a notary public. Therefore, it is necessary for this Annual Meeting also to be held in Switzerland. To facilitate attendance at the Annual Meeting by shareholders resident in the USA, we are holding the Annual Meeting simultaneously in Zurich, Switzerland and Olathe, Kansas with a live video and audio link between the two locations. Since the Chairman of the meeting and the notary public are both required to be at the Zurich location, the Board proposes that Mr. Andrew Etkind, Garmin’s Vice President and General Counsel, who is based at Garmin’s headquarters in Switzerland, be elected as ad hoc Chairman of this Annual Meeting for the purpose of complying with all the necessary formalities under Swiss law.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ANDREW ETKIND AS THE AD HOC CHAIRMAN OF THE MEETING.

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PROPOSAL TWO	Approval of Garmin’s 2017 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 30, 2017 and the statutory financial statements of Garmin for the fiscal year ended December 30, 2017

The consolidated financial statements of Garmin for the fiscal year ended December 30, 2017 and the Swiss statutory financial statements of Garmin for the fiscal year ended December 30, 2017 are contained in the 2017 Annual Report of Garmin on Form 10-K which was mailed to all registered shareholders with this proxy statement. A copy of this Annual Report on Form 10-K is available in the Investor Relations section of Garmin’s website at www.garmin.com. The 2017 Annual Report on Form 10-K also contains the reports of Ernst & Young Ltd, Garmin’s auditors pursuant to the Swiss Code of Obligations, and information on our business activities and financial situation.

Under Swiss law, the 2017 Annual Report on Form 10-K and the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

Ernst & Young Ltd as Garmin’s statutory auditor, has issued a recommendation to the Annual Meeting that the statutory financial statements of Garmin for the fiscal year ended December 30, 2017 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such statutory financial statements and the proposed appropriation of available earnings comply with Swiss law and Garmin’s Articles of Association.

Ernst & Young Ltd has also issued a recommendation to the Annual Meeting that the consolidated financial statements of Garmin for the fiscal year ended December 30, 2017 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Garmin, the consolidated results of operations and cash flows in accordance with accounting principles generally accepted in the United States (U.S. GAAP) and comply with Swiss law.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2017 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 30, 2017 AND THE STATUTORY FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 30, 2017.

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PROPOSAL THREE	Appropriation of available earnings

Under Swiss law, the appropriation of available earnings as set forth in Garmin’s statutory financial statements must be submitted to shareholders for approval at each annual general meeting. The Board proposes the following appropriation of available earnings:

Proposed Appropriation of Available Earnings in Swiss Francs (“CHF”)
Balance brought forward from previous years	CHF	117,912,000
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(22,442,000)
Total available for the general meeting:	CHF	95,470,000
Resolution proposed by the Board of Directors: - RESOLVED, that the available earnings of CHF 95,470,000 shall be carried forward.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROPRIATION OF AVAILABLE EARNINGS.

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PROPOSAL FOUR	Payment of a cash dividend in the aggregate amount of U.S. $2.12 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments

Under Swiss law, the shareholders must approve the payment of any dividend or distribution at a general meeting. The Board proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of U.S. $2.12 per outstanding share out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board in its discretion, as further specified in the proposed shareholder resolution set forth below. The Board currently expects that the dividend payment and record dates will be as follows:

Dividend Date	Record Date	$	Per Share
June 29, 2018	June 18, 2018		$0.53
September 28, 2018	September 14, 2018		$0.53
December 31, 2018	December 14, 2018		$0.53
March 29, 2019	March 15, 2019		$0.53

The Board’s dividend proposal has been confirmed to comply with Swiss law and Garmin’s Articles of Association by Garmin’s statutory auditor, Ernst & Young Ltd, a state-supervised auditing enterprise, representatives of which will be present at the Annual Meeting. The Board proposes the following resolutions with respect to the dividend:

Reserve from Capital Contribution as per December 30, 2017		CHF	6,349,717,000
Resolutions proposed by the Board of Directors:
•	RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of U.S. $2.12 per outstanding share[1] out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release[2] at least ten calendar days prior to the record date; and further
•	RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further
•	RESOLVED, that CHF 552,895,000[3] be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the legal reserve from capital contribution in order to pay such dividend of U.S. $2.12 per outstanding share (assuming a total of 198,077,418 shares[4] eligible to receive the dividend); and further	CHF	(552,895,000)
•	RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the legal reserve from capital contribution; and further
•	RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.
Reserve from Capital Contribution after Dividend Reserve Allocation		CHF	5,796,822,000
(1)	In no event will the dividend payment exceed a total of U.S. $2.12 per share.
(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.
(3)	Based on the currency conversion rate of 0.9753 as of December 30, 2017, with a total of 198,077,418 shares eligible for payout (based on the number of shares issued as at December 30, 2017), the aggregate Dividend Reserve would be CHF 552,895,000. The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 30, 2017, includes a margin of approximately 35% to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see footnote 4 below) that may occur between the time when the dividend is approved by shareholders and when the last installment payment is made. Unused dividend reserves will be returned to the reserve from capital contribution after the last installment payment.
(4)	This number is based on the registered share capital as at December 30, 2017. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PAYMENT OF A CASH DIVIDEND IN THE AGGREGATE AMOUNT OF U.S. $2.12 PER OUTSTANDING SHARE OUT OF GARMIN’S RESERVE FROM CAPITAL CONTRIBUTION IN FOUR EQUAL INSTALLMENTS

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PROPOSAL FIVE	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 30, 2017

In accordance with Article 698, paragraph 2, item 5 of the Swiss Code of Obligations, it is customary for Swiss companies to request shareholders at the annual general meeting to discharge the members of the Board of Directors and the Executive Management from personal liability for their activities during the preceding fiscal year. This discharge is only effective with respect to facts that have been disclosed to shareholders and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against the directors and the management.

Pursuant to Article 23.1 of the Organizational Regulations of Garmin Ltd., the Executive Management consists of the Chief Executive Officer and such other officers expressly designated by the Board to be members of the Executive Management. The Board has designated the Chief Executive Officer and the Chief Financial Officer to be the members of Executive Management.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE BOARD AND THE EXECUTIVE MANAGEMENT FROM LIABILITY FOR THE FISCAL YEAR ENDED DECEMBER 30, 2017.

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PROPOSAL SIX	Re-election of five directors and election of one new director

Pursuant to Swiss law and our Articles of Association, the members of our Board of Directors must be elected annually and individually for a term extending until completion of the next annual general meeting.

The Board has nominated the following persons, each of whom is currently a director of Garmin, to stand for re-election for a term extending until completion of the annual general meeting in 2019: Joseph J. Hartnett, Min H. Kao, Charles W. Peffer, Clifton A. Pemble and Rebecca R. Tilden. The Board has also nominated Jonathan C. Burrell to stand for election for a term extending until completion of the annual general meeting in 2019.

References to the length of time during which (and, in the case of persons who are employees of Garmin, the positions in which they have served) the nominees for re-election have served as directors and/or employees of Garmin in their biographies included in this section of this Proxy Statement refer to their service as directors and/or officers of both (i) Garmin Ltd., a Cayman Islands company (“Garmin Cayman”) which was the ultimate parent holding company of the Garmin group of companies until June 27, 2010 and (ii) Garmin Ltd., a Swiss company, which became the ultimate parent holding company of the Garmin group of companies on June 27, 2010 pursuant to a scheme of arrangement under Cayman Islands law that was approved by the shareholders of Garmin Cayman on May 20, 2010.

Mr. Hartnett, Dr. Kao, Mr. Peffer, Mr. Pemble, Ms. Tilden and Mr. Burrell have each indicated that they are willing and able to continue to serve as directors if re-elected or, in the case of Mr. Burrell, to serve if elected, and have consented to being named as nominees in this Proxy Statement.

Jonathan C. Burrell, age 54, is the CEO of the Burrell Family Office. In this role, he manages and provides direction for the assets and investments of the Burrell family. In addition, he is an inventor and active investor in financial, technology and clean energy related businesses. Mr. Burrell is an inventor on 35 issued and pending U.S. patents, many of which are owned by Garmin. Mr. Burrell holds a Bachelor of Science in Mechanical Engineering from Wichita State University. He has served on several boards of charitable organizations and currently serves as president of the Burrell family’s charitable foundation. Management recommended that the Nominating Committee consider Mr. Burrell as a candidate for Board nomination.

The Board has concluded that Mr. Burrell should be nominated for election as a director of Garmin because: (1) his significant experience in product design and development provides the Board with valuable experience relevant to Garmin’s products; (2) he has considerable knowledge of Garmin’s business and operations from his previous service as a leader of Garmin’s engineering department; (3) he meets the requirements to be an independent director as defined in the listing standards for the Nasdaq Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Joseph J. Hartnett, age 62, has been a director of Garmin since June 2013. Mr. Hartnett has been Interim President and Chief Executive Officer of Sparton Corporation (NYSE: SPA) since February 2016. Previously he served as President and Chief Executive Officer of Ingenient Technologies, Inc., a multimedia software development company headquartered in Rolling Meadows, Illinois, from April 2008 through November 2010. Mr. Hartnett previously was a partner with Grant Thornton LLP where he served for over 20 years in various leadership positions at the regional, national and international level. Mr. Hartnett is a licensed Certified Public Accountant in the State of Illinois and holds a Bachelor’s degree in Accounting from the University of Illinois at Chicago. Mr. Hartnett has been a director of Sparton Corporation since September 2008 and Chairman of its Board of Directors from October 2014 to February 2016. He was a director of Crossroads Systems, Inc. (Nasdaq: CRDS) from March 2011 through June 2013. He is a past chairman and member of the audit committee, past member of the compensation and nominating and corporate governance committees of Sparton Corporation. Mr. Hartnett had served as chairman of the audit committee at Crossroads and as a member of the compensation and the nominating and corporate governance committees. He is also a former director of both U.S. Robotics Corporation and Ingenient Technologies, Inc.

The Board has concluded that Mr. Hartnett should be nominated for re-election as a director of Garmin because: (1) his 20 years of experience as a Certified Public Accountant with Grant Thornton LLP and his experience as the chairman of the audit committee of two other public companies gives him strong qualifications to be a member of the Audit Committee of the Board, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he has significant industry experience as a senior executive in the areas of international business, operations management, executive leadership, strategic planning and finance, as well as extensive corporate governance, executive compensation and financial experience; (3) he meets the requirements to be an independent director as defined in the listing standards for the Nasdaq Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Min H. Kao, age 69, has served as Executive Chairman of Garmin since January 2013. Dr. Kao served as Chairman of Garmin from September 2004 to December 2012 and was previously Co-Chairman of Garmin from August 2000 to August 2004. He served as Chief Executive Officer of Garmin from August 2002 to December 2012 and previously served as Co-Chief Executive Officer from August 2000 to August 2002. Dr. Kao has served as a director and officer of various subsidiaries of Garmin since August 1990. Dr. Kao holds Ph.D. and MS degrees in Electrical Engineering from the University of Tennessee and a BS degree in Electrical Engineering from National Taiwan University. Dr. Kao has not been a member of the board of directors of any entity other than Garmin or various subsidiaries of Garmin during the last five years.

The Board has concluded that Dr. Kao should be nominated for re-election as a director of Garmin because: (1) he is one of the co-founders of Garmin and its various subsidiaries; (2) he possesses over 25 years of experience in Garmin’s operations and has a high level of relevant technical and business knowledge and experience; (3) he is uniquely positioned to understand Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

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Charles W. Peffer, age 70, has been a director of Garmin since August 2004. Mr. Peffer was a partner in KPMG LLP and its predecessor firms from 1979 to 2002 when he retired. He served in KPMG’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as Managing Partner from 1993 to 2000. Mr. Peffer has been a director of Sensata Technologies Holding N.V. since 2010; and a director of HDSupply Holdings, Inc. since 2013. Mr. Peffer has also served since 2003 as a trustee of the Commerce Funds, a family of seven mutual funds.

The Board has concluded that Mr. Peffer should be nominated for re-election as a director of Garmin because: (1) his significant experience with KPMG and its predecessor firms gives him strong qualifications to be a member of the Audit Committee of the Board, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he meets the requirements to be an independent director as defined in the listing standards for the Nasdaq Global Select Market; and (3) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Clifton A. Pemble, age 52, has served as a director of Garmin since August 2004 and has been President and Chief Executive Officer of Garmin since January 2013. Mr. Pemble served as President and Chief Operating Officer of Garmin from October 2007 to December 2012. He has served as a director and officer of various subsidiaries of Garmin since August 2003. He has been President and Chief Executive Officer of Garmin International, Inc. since January 2013. Previously, he served as Chief Operating Officer of Garmin International, Inc. from October 2007 to December 2012 and he was Vice President, Engineering of Garmin International, Inc. from 2005 to October 2007, Director of Engineering of Garmin International, Inc. from 2003 to 2005, Software Engineering Manager of Garmin International, Inc. from 1995 to 2002, and a Software Engineer with Garmin International, Inc. from 1989 to 1995. Garmin International, Inc. is a subsidiary of Garmin. Mr. Pemble holds BA degrees in Mathematics and Computer Science from MidAmerica Nazarene University. Mr. Pemble has not been a member of the board of directors of any entity other than Garmin and various subsidiaries of Garmin during the last five years.

The Board has concluded that Mr. Pemble should be nominated for re-election as a director of Garmin because: (1) he has served Garmin and its various operating subsidiaries in many important roles for over 25 years; (2) he has a high level of relevant technical and business knowledge and experience; (3) he has a keen understanding of Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Rebecca R. Tilden, age 63, has been an independent consultant on corporate governance, compliance and risk management since 2012. She served as Senior Vice President, General Counsel and Secretary of Applebee’s International, Inc. from 2003 to 2007. Following the acquisition of Applebee’s by DineEquity, Inc., she was Vice President and Brand Counsel of DineEquity from 2007 to 2012 and Interim General Counsel in 2010. Prior to joining Applebee’s, Ms. Tilden served as Vice President, Assistant General Counsel and Secretary of Aventis Pharmaceuticals, Inc. (formerly, Marion Laboratories, Inc.). From October 2014 to September 2016, Ms. Tilden was Chair of the Board of Public Television 19, Inc. a non-profit corporation which operates the PBS television station in Kansas City. She was a member of its board of directors from 2006 to 2017 and also served on its Executive and Audit Committees. Ms. Tilden holds a BS degree from Iowa State University and a JD degree from the University of Iowa and is a licensed attorney in Missouri and Kansas.

The Board has concluded that Ms. Tilden should be nominated for election as a director of Garmin because: (1) she has significant experience in corporate governance, compliance and risk management; (2) her prior experience as in-house counsel and as chief legal officer of a public company has provided her with significant hands-on experience in a broad range of legal matters, including compliance, litigation management, acquisitions and complex contracts; (3) she meets the requirements to be an independent director as defined in the listing standards for the Nasdaq Global Select Market; and (4) she satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RE-ELECTION OR ELECTION OF EACH OF THESE NOMINEES.

Director Independence

The Board has determined that, Mr. Hartnett, Mr. Peffer and Ms. Tilden are independent directors as defined in the listing standards for the Nasdaq Global Select Market. The Board has also determined that Mr. Burrell would be an independent director as defined in the listing standards for the Nasdaq Global Select Market if he is elected to the Board at the Annual Meeting. Factors considered by the Board in determining Mr. Burrell’s independence include his prior service as an engineering manager at Garmin International, Inc. from 1990 to 2005, his status as an inventor on many patents that are owned by Garmin and his father’s role as co-founder of Garmin and his father’s service at Garmin until his retirement in 2004. Mr. Hartnett, Mr. Peffer, Ms. Tilden and Mr. Burrell would constitute a majority of the Board.

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Board Meetings and Standing Committee Meetings

Meetings

The Board held four meetings and took action by unanimous written consent four times during the fiscal year ended December 30, 2017. Four executive sessions of the independent directors were held in the 2017 fiscal year. The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). During the 2017 fiscal year, the Audit Committee held five meetings and took action by unanimous written consent once, the Compensation Committee held six meetings and the Nominating Committee held three meetings and took action by written consent once. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees on which such director served. It is Garmin’s policy to encourage directors to attend Garmin’s annual general meeting. All of the directors of Garmin attended the 2017 annual general meeting.

Audit Committee

Mr. Peffer (Chairman), Mr. Hartnett and Ms. Tilden serve as the members of the Audit Committee. The Board has adopted a written charter for the Audit Committee, a copy of which is available on Garmin’s website at www.garmin.com. The functions of the Audit Committee include overseeing Garmin’s financial reporting processes on behalf of the Board, and appointing, and approving the fee arrangement with Ernst & Young LLP, Garmin’s independent registered public accounting firm and Ernst & Young Ltd, Garmin’s statutory auditor. The Board has determined that Mr. Hartnett and Mr. Peffer are “audit committee financial experts” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board has determined that all the members of the Audit Committee are independent (as defined by the listing standards of the Nasdaq Global Select Market).

Compensation Committee

Mr. Hartnett (Chairman), Dr. Eller, Mr. Peffer and Ms. Tilden serve as the members of the Compensation Committee. If Mr. Burrell is elected to the Board and to the Compensation Committee at the Annual Meeting, he would replace Dr. Eller as a member of the Compensation Committee.

Our Articles of Association provide that the Compensation Committee shall, among other things, (1) consider and make recommendations to the Board of Directors; (2) assist the Board of Directors in discharging its responsibilities relating to compensations and related disclosure of the members of Executive Management, including the development of policies relating to Executive Management compensation and benefit programs; and (3) prepare and recommend to the Board of Directors the proposals of the Board of Directors to the general meeting of the shareholders regarding the compensation of the Board of Directors and the Executive Management. In addition, the Board has adopted a written charter for the Compensation Committee, a copy of which is available on Garmin’s website at www.garmin.com.

The primary responsibilities of the Compensation Committee are to (a) review, approve and oversee Garmin’s compensation philosophy, policies and objectives for executives and principal senior officers, as well as the programs, plans, practices and procedures for their implementation in a manner that is consistent with corporate strategies and goals; (b) ensure that Garmin’s compensation programs and practices are effective in attracting, retaining and motivating highly qualified personnel (c) with respect to compensation of the Executive Chairman, Chief Executive Officer (“CEO”) and other principal senior officers, annually: (i) review and approve the corporate goals and objectives that are aligned with the achievement of the Company’s long-term strategic plans, (ii) evaluate their performance in light of those goals and objectives; (iii) determine the CEO’s compensation level, as well as the components and structure of his or her compensation package, based on his or her performance evaluation, recent compensation history, and the application of any policies and procedures established by the Compensation Committee; (iv) oversee and approve the respective compensation levels, as well as the components and structure of the respective compensation packages, recommended by the CEO of the other principal senior officers based on their respective performance evaluations, recent compensation history, and the application of any policies or procedures established by the Compensation Committee; and (v) review and approve any employment, change of control, termination or other agreements with the CEO, as well as other principal senior officers, and any amendments to such agreements, (d) with respect to compensation policies for all employees, including non-executive officers, to: (i) periodically determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company; (ii) consider modifying, or directing Garmin to modify, policies and practices that the Compensation Committee deems to create such risks; and (iii) approve disclosures required to be included in Garmin’s annual meeting proxy statement; (e) prepare and recommend to the Board the proposals for submission at the general meeting of shareholders regarding the maximum aggregate compensation of the members of the Board (for the upcoming term of office) and the Company’s executives (for the following fiscal year), as required under applicable Swiss law; (f) review and discuss with management the proposed Compensation Discussion and Analysis section (“CD&A”) of Garmin’s annual meeting proxy statement and, based on such review and discussion, make a recommendation to the Board regarding inclusion of the CD&A in the proxy statement; and produce the annual disclosures required by applicable SEC rules and regulations and the relevant listing authority; (g) recommend to the Board changes in the amount, components and structure of compensation paid to the non-employee members of the Board for their service on the Board or its committees; (h) serve as the committee administering any equity-based compensation plans adopted by the Company; (i) approve, or, if

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required, submit for approval by shareholders, all new equity-based plans and any amendments to such plans; (j) review the design and oversee the administration of Garmin’s broad based employee compensation and benefit programs in a manner that is consistent with the Garmin’s compensation philosophy and long-term strategic plan; and (k) with input from the Board, annually review with management the plans for the orderly development and succession of all principal senior officers. The Board has determined that all the members of the Compensation Committee are independent (as defined by the listing standards of the Nasdaq Global Select Market). The processes and procedures for considering and determining executive compensation, including the Compensation Committee’s authority and role in the process, its delegation of authority to others, and the roles of Garmin executives and third-party executive compensation consultants in making decisions or recommendations on executive compensation, are described in “Executive Compensation Matters – Compensation Discussion and Analysis” below. Pursuant to Swiss law, the members of the Compensation Committee are elected annually by the shareholders at the annual general meeting.

Nominating and Corporate Governance Committee

Dr. Eller (Chairman), Mr. Hartnett, Mr. Peffer and Ms. Tilden serve as the members of the Nominating and Corporate Governance Committee (the “Nominating Committee”). If Mr. Burrell is elected to the Board at the Annual Meeting, it is expected that he would replace Dr. Eller as a member of the Nominating Committee. If Ms. Tilden is re-elected to the Board at the Annual Meeting, it is expected that she would be appointed as Chair of the Nominating Committee.

The Board has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee Charter is available on Garmin’s website at www.garmin.com. The primary responsibilities of the Nominating Committee are to (a) evaluate the current composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of Garmin and make recommendations to the Board for approval, except with respect to the size of the Board, make recommendations to the Board for submission to shareholders for approval; (b) determine director selection criteria and conduct searches for prospective directors whose skills and attributes reflect these criteria; (c) recommend and evaluate nominees for election to the Board; (d) evaluate and make recommendations to the Board concerning the appointment of directors to serve on each standing committee and the selection of Board committee chairpersons, except that, as required by mandatory Swiss law, members of the Compensation Committee shall be elected by the shareholders; (e) evaluate and make recommendations to the Board of a nominee for election by the shareholders to serve as Chairman of the Board; (f) evaluate prior to each annual general meeting, and report to the Board on, the financial literacy of the Audit Committee members and whether the Audit Committee has at least one Audit Committee Financial Expert and one Audit Committee member who has accounting or related financial management expertise; (g) evaluate prior to each annual general meeting, and report to the Board on, the independence of director nominees and Board members under applicable laws, regulations, and stock exchange listing standards; (h) create and implement a process for the Board to annually evaluate its own performance; (i) oversee a Company orientation program for new directors and a continuing education program for current directors; (j) recommend to the Board Corporate Governance Guidelines; (k) review periodically the Corporate Governance Guidelines and recommend such modifications to the Board as the Governance Committee deems appropriate; (l) oversee Garmin’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the other documents and policies in the Company’s corporate governance framework, including its articles of association and organizational regulations; (m) verify that the Board and each Board committee has annually evaluated its own performance; (n) review and/or investigate any matters pertaining to the integrity of management or the Board or any committee thereof; (o) annually evaluate the Governance Committee’s own performance and periodically evaluate the adequacy of its Charter; and (p) report to the Board on Nominating Committee actions (other than routine or administrative actions).

The Board has determined that all the members of the Nominating Committee are independent (as defined by the listing standards of the Nasdaq Global Select Market).

In selecting candidates for nomination at the annual general meeting of Garmin’s shareholders, the Nominating Committee begins by determining whether the incumbent directors desire and are qualified to continue their service on the Board. The Nominating Committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Board the familiarity and insight into Garmin’s affairs that its directors have accumulated during their tenure, while contributing to their work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board, whom the Nominating Committee believes will continue to make a valuable contribution to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board. If there are Board vacancies and the Nominating Committee does not re-nominate a qualified incumbent, the Nominating Committee will consider and evaluate director candidates recommended by the Board, members of the Nominating Committee, management and any shareholder owning one percent or more of Garmin’s outstanding shares.

The Nominating Committee will use the same criteria to evaluate all director candidates, whether recommended by the Board, members of the Nominating Committee, management or a one percent shareholder. The Nominating Committee has adopted the policy that a shareholder owning one percent or more of Garmin’s outstanding shares may recommend director candidates for consideration by the Nominating Committee by writing to the Company Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The recommendation must contain the proposed candidate’s name, address, biographical data, a description of the proposed candidate’s business experience, a description of the proposed candidate’s qualifications for consideration as a director, a representation that the nominating shareholder is a beneficial or record owner of one percent or more of Garmin’s outstanding shares (based on the number of outstanding shares reported on the cover page of Garmin’s most recently filed Annual Report on Form 10-K) and a statement of the number of Garmin shares owned by such shareholder. The recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director of Garmin if nominated and elected. A shareholder may not recommend him or herself as a director candidate.

The Nominating Committee requires that a majority of Garmin’s directors be independent and that any independent director candidate meet the definition of an independent director under the listing standards of the Nasdaq Global Select Market. The Nominating Committee also requires that at least one independent director qualify as an audit committee financial expert. The Nominating Committee also requires that an independent director candidate should have either (a) at least ten years’ experience at a policy-making level or other level with significant decision-making responsibility in an organization or institution or (b) a high level of technical knowledge or business experience relevant to Garmin’s technology or industry. In addition, the Nominating Committee requires that an independent director candidate have such financial expertise, character, integrity, ethical

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standards, interpersonal skills and time to devote to Board matters as would reasonably be considered to be appropriate in order for the director to carry out his or her duties as a director.

In evaluating a director candidate (including the nomination of an incumbent director), the Nominating Committee considers, among other things, whether the candidate meets the Nominating Committee’s requirements for independent director candidates, if applicable. The Nominating Committee also considers a director candidate’s skills and experience and diversity of background and perspective (inclusive of race, gender and ethnicity) in the context of the perceived needs of the Board at the time of consideration. Additionally, in recommending an incumbent director for re-election, the Nominating Committee considers the nominee’s prior service to Garmin’s Board and continued commitment to service on the Board. The Nominating Committee believes that the composition of the Board should reflect a diversity of experience, race, gender and ethnicity and seeks to include individuals from diverse backgrounds (inclusive of race, gender and ethnicity) with varying perspectives, professional experience, education and skills in the pool from which nominees for vacancies on the Board are chosen.

Board Leadership Structure and Role in Risk Oversight

Dr. Min H. Kao serves as Executive Chairman of the Board, and Clifton A. Pemble serves as President and Chief Executive Officer. The Board believes this Board leadership structure is appropriate and desirable because Mr. Pemble is well-positioned to be Chief Executive Officer since he has been at Garmin since 1989 and held a number of leadership positions prior to becoming Chief Executive Officer on January 1, 2013, including President and Chief Operating Officer, and Dr. Kao’s continued contribution as Executive Chairman adds significant value because he is a co-founder of Garmin, which gives him a unique perspective of the company’s history, vision and values. In addition, because of his significant ownership of Garmin shares, Dr. Kao’s interests are aligned with those of Garmin’s shareholders.

Garmin does not have a lead independent director. Instead, all of the independent directors play an active role on the Board. The independent directors make up a majority of the Board, and a majority of the independent directors are or have been leaders in industry with a history of exercising critical thought and sound judgment.

The entire Board performs the risk oversight role. Garmin’s Chief Executive Officer is a member of the Board, and Garmin’s Chief Financial Officer and its General Counsel regularly attend Board meetings, which helps facilitate discussions regarding risk between the Board and Garmin’s senior management, as well as the exchange of risk-related information or concerns between the Board and the senior management. Further, the independent directors meet in executive session at the majority of the regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to Garmin and its shareholders.

Compensation and Risk

Garmin regularly assesses risks related to compensation programs, including our executive compensation programs. Garmin does not believe that there are any risks arising from Garmin’s compensation policies and practices that are reasonably likely to have a material adverse effect on Garmin.

Shareholder Communications with Directors

The Board has established a process to receive communications from shareholders. Shareholders may communicate with the Board or with any individual director of Garmin by writing to the Board or such individual director in care of Garmin’s Corporate Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. All such communications must identify the author as a shareholder, state the number of shares owned by the author and state whether the intended recipients are all members of the Board or just certain specified directors. The Company Secretary will make copies of all such communications and send them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation; Certain Relationships

None of the members of the Compensation Committee is, or has ever been, an officer or employee of Garmin or any of its subsidiaries. Garmin had no compensation committee interlocks for the fiscal year ended December 30, 2017.

Garmin has adopted a written policy for the review by the Audit Committee of transactions in which Garmin is a participant and any related person will have a direct or indirect material interest in the transaction. This policy is generally designed to cover those related party transactions that would be required to be disclosed in a proxy statement, annual report on Form 10-K

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or registration statement pursuant to Item 404(a) of Regulation S-K. However, the policy is more encompassing in that the amount involved in a transaction covered by the policy must only exceed $60,000 while disclosure under Item 404(a) is required only if the amount involved exceeds $120,000. The policy defines the terms “transaction” and “related person” in the same manner as Item 404(a) of Regulation S-K.

If the nature of the timing of a related party transaction is such that it is not practical to obtain advance approval by the Audit Committee, then management may enter into it, subject to ratification by the Audit Committee. If ratification is not subsequently obtained, then management must take all reasonable efforts to cause the related person transaction to be null and void.

The Audit Committee will approve or ratify only those related party transactions that it determines in good faith are in, or are not inconsistent with, the best interests of Garmin and its shareholders. In making that determination, the Audit Committee shall consider all of the relevant facts and circumstances available to it, including the benefits to Garmin and whether the related party transaction is on terms and conditions comparable to those available in arms-length dealing with an unrelated third party that can provide comparable products or services.

The Audit Committee will also annually review ongoing related party transactions after considering all relevant facts and circumstances. The Audit Committee will then determine if those transactions should be terminated or modified based on whether it is still in the best interests, or not inconsistent with the best interests, of Garmin and its shareholders.

Non-Management Director Compensation

Each Garmin director, who is not an officer or employee of Garmin, or of a subsidiary of Garmin, is compensated for service on the Board and its committees. The annual director compensation package at Garmin is designed to attract and retain highly-qualified, independent professionals to represent Garmin’s shareholders.

Each director, who is not an officer or employee of Garmin or its subsidiaries (a “Non-Management Director”), is paid an annual retainer of $85,000. Each Non-Management Director, who chairs a standing committee of the Board (other than the Audit Committee), also receives an annual retainer of $5,000. The Non-Management Director who chairs the Audit Committee receives an annual retainer of $10,000. In 2017 each Non-Management Director also received an annual award of restricted stock units valued at $125,000. Subject to shareholder approval of Proposal No. 13 to be voted on at the Annual Meeting, beginning in 2018 the value of the annual award of restricted stock units to each Non-Management Director will be increased from $125,000 to $150,000.

The maximum aggregate compensation for the Board of Directors for the period between the 2018 Annual General Meeting and the 2019 Annual General Meeting submitted to shareholders for approval under Proposal No. 13 reflects the above compensation program for Non-Management Directors, and also includes an annual salary for our Executive Chairman.

Garmin does not have formal stock ownership guidelines for its directors, but each director and nominee who is not an officer or employee of Garmin (with the exception of Ms. Tilden, who joined the Board of Directors in June 2016) owns, as of the date of this Proxy Statement, Garmin shares worth more than three times the annual retainer for Board membership.

2017 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	SAR/Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Donald Eller	$90,000	$125,001	$-	$-	$-	$-	$215,001
Joseph Hartnett	$90,000	$125,001	$-	$-	$-	$-	$215,001
Charles Peffer	$95,000	$125,001	$-	$-	$-	$-	$220,001
Rebecca Tilden	$85,000	$125,001	$-	$-	$-	$-	$210,001

(1)	This column shows the grant date fair value of stock awards granted in 2017 to each of the non-management directors. As of December 30, 2017, Eller and Peffer owned 18,567 and 9,905 outstanding stock options, respectively, and Eller, Hartnett, Peffer and Tilden, respectively, owned 5,772, 5,772, 5,772 and 4,772 outstanding stock awards.

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PROPOSAL SEVEN	Re-election of Chairman

Pursuant to Swiss law, the chairman of a Swiss company listed on a stock exchange is required to be elected annually by the shareholders for a term extending until completion of the next annual general meeting.

Subject to his re-election as a member of the Board, the Board has nominated Dr. Min Kao, who is currently the Executive Chairman of Garmin, to stand for re-election as Executive Chairman for a term extending until completion of the annual general meeting in 2019. Dr. Kao has indicated that he is willing and able to continue to serve as Executive Chairman if re-elected.

Information about Dr. Kao can be found at page [•] of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF MIN H. KAO AS EXECUTIVE CHAIRMAN.

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PROPOSAL EIGHT	Re-election of three Compensation Committee members and election of one new Compensation Committee member

Pursuant to Swiss law, the members of the compensation committee of a Swiss company listed on a stock exchange are required to be elected annually and individually by the shareholders for a term extending until completion of the next annual general meeting.

Subject to their re-election as members of the Board, the Board has nominated Joseph J. Hartnett, Charles W. Peffer and Rebecca R. Tilden, who are currently members of the Compensation Committee, to stand for re-election as members of the Compensation Committee for a term extending until completion of the annual general meeting in 2019. If elected, Mr. Hartnett will be re-appointed as chairman of the Compensation Committee. Subject to his election as a member of the Board, the Board has nominated Jonathan C. Burrell to stand for election as a member of the Compensation Committee for a term extending until completion of the annual general meeting in 2019. Mr. Hartnett, Mr. Peffer, Ms. Tilden and Mr. Burrell have each indicated that they are willing and able to serve as a member of the Compensation Committee if (re-)elected.

Information about Messrs. Burrell, Hartnett and Peffer and Ms. Tilden can be found at pages [•] of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RE-ELECTION OR ELECTION OF EACH OF THESE NOMINEES.

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PROPOSAL NINE	Re-election of the independent voting rights representative

Swiss law requires that the shareholders of a Swiss company listed on a stock exchange elect annually an independent voting rights representative for a term extending until completion of the next annual general meeting.

The main duty of the independent voting rights representative is to exercise the voting rights in accordance with the instructions received from shareholders. The independent voting rights representative will not make statements, submit proposals or ask questions to the Board on behalf of shareholders. The Board has recommended that the law firm of Reiss + Preuss LLP, 200 West 41st Street, 20th Floor, New York, NY 10036, USA be re-elected as the independent voting rights representative for a term extending until completion of the annual general meeting in 2017. Reiss + Preuss LLP is a New York law firm with lawyers who have experience in Swiss legal matters. Reiss + Preuss LLP does not perform any other services for Garmin.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF REISS + PREUSS LLP AS THE INDEPENDENT VOTING RIGHTS REPRESENTATIVE.

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PROPOSAL TEN	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 29, 2018 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term

Ernst & Young LLP has acted as Garmin’s independent registered public accounting firm since 2000 and has been appointed by the Audit Committee to audit and certify Garmin’s financial statements for the fiscal year ending December 29, 2018.

Ernst & Young Ltd, Zurich, was re-elected as Garmin’s statutory auditor for 2017. Swiss law and our Articles of Association require that our shareholders elect annually a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and parent company financial statements that are required under Swiss law. The Audit Committee and Board propose that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.

Representatives of Ernst & Young LLP and Ernst & Young Ltd will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to appoint Ernst & Young LLP as Garmin’s registered independent public accounting firm for the fiscal year ending December 29, 2018.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS GARMIN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 29, 2018 AND RE-ELECTION OF ERNST & YOUNG LTD AS GARMIN’S STATUTORY AUDITOR FOR ANOTHER ONE-YEAR TERM.

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PROPOSAL ELEVEN	Advisory Vote on Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, the Board proposes that shareholders be provided with an annual advisory vote on the compensation of Garmin’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and any related material disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis, the objectives of Garmin’s executive compensation program are to:

1.	Provide executive compensation that Garmin believes is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;
2.	Reward executives for individual performance and contribution;
3.	Provide incentives to executives to enhance shareholder value;
4.	Reward executives for long-term, sustained individual and Company performance; and
5.	Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population.

As an advisory vote, the shareholders’ vote on this proposal is not binding on Garmin. However, we value the opinions of Garmin shareholders and the Compensation Committee of our Board plans to review voting results on this proposal and will give consideration to such voting when making future executive compensation decisions for Garmin’s Named Executive Officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF GARMIN’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT RELATING TO THE ANNUAL GENERAL MEETING OF SHAREHOLDERS PURSUANT TO THE EXECUTIVE COMPENSATION DISCLOSURE RULES PROMULGATED BY THE SEC.

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PROPOSAL TWELVE	Binding Vote to Approve Fiscal Year 2019 Maximum Aggregate Compensation for the Executive Management

Pursuant to Swiss law and Article 22(a) of the Articles of Association of Garmin, the shareholders must annually approve the maximum aggregate compensation of the Executive Management for the next fiscal year.

Pursuant to Article 23.1 of the Organizational Regulations of Garmin, the Executive Management consists of the Chief Executive Officer and such other officers expressly designated by the Board to be members of the Executive Management. The Board has designated the Chief Executive Officer and the Chief Financial Officer to be the members of Executive Management.

The Board proposes that the amount of U.S. $5,200,000 be approved as the maximum aggregate amount of compensation of the Executive Management for the fiscal year commencing on December 29, 2018 and ending on December 28, 2019. Such maximum aggregate amount includes all forms of cash, stock and other compensation and is based on the expected fiscal year 2019 compensation of the Executive Management with the addition of 21.9% for unforeseen contingencies and possible compensation increases as shown in the table below. This amount represents the maximum possible amount that Garmin could pay to the Executive Management in the 2019 fiscal year and not necessarily the actual amount that will be paid. Actual 2019 fiscal year compensation for the Executive Management will be determined by the Compensation Committee based on company and individual performance and other relevant factors.

Maximum Aggregate Executive Management Compensation Proposal for the 2019 Fiscal Year

CEO 2019 annual salary	$1,000,000
CEO 2019 stock compensation (assuming full vesting of all performance-based RSUs)	$2,000,000
Maximum company contributions for CEO under retirement plan	$32,125
CFO 2019 annual salary	$600,000
CFO 2019 stock compensation (assuming full vesting of all performance-based RSUs)	$600,000
Maximum company contributions for CFO under retirement plan	$32,125
Subtotal	$4,264,450
Add buffer for possible compensation increases and all other contingencies	$935,750
TOTAL	$5,200,000	(1)

(1)	Garmin’s social security and Medicare contributions for the Executive Management pursuant to applicable law are not included in the maximum aggregate amount. The estimated aggregate amount of Garmin’s social security contributions for the Executive Management is U.S. $15,922 and Garmin is also required to pay Medicare contributions in the amount of 1.45% of all taxable income of the Executive Management.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FISCAL YEAR 2019 MAXIMUM AGGREGATE COMPENSATION FOR THE EXECUTIVE MANAGEMENT.

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PROPOSAL THIRTEEN	Binding Vote to Approve Maximum Aggregate Compensation for the Board of Directors for the period between the 2018 Annual General Meeting and the 2019 Annual General Meeting

Pursuant to Swiss law and Article 22(a) of the Articles of Association of Garmin the shareholders must annually approve the maximum aggregate compensation of the Board of Directors for the period between the annual general meeting at which approval is sought and the next annual general meeting. This proposal is based on the Board of Directors consisting of six directors, of whom four are Non-Management Directors. Only the Non-Management Directors and the Executive Chairman are included in this proposal. The President and Chief Executive Officer, who also is a member of the Board of Directors, does not receive any compensation for his role as a director.

The Board proposes that the amount of $1,500,000 be approved as the maximum aggregate amount of compensation for the Board of Directors for the period between the 2018 annual general meeting and the 2019 annual general meeting. A description of the compensation program for the Board of Directors is provided on page [•] (the “Board Compensation Program”). The proposed maximum aggregate amount includes all forms of cash, stock and other compensation and is based on the Board Compensation Program with the addition of a buffer for unforeseen contingencies as shown in the table below. This amount represents the maximum possible amount that Garmin could pay to the Board of Directors for the period between the 2018 annual general meeting and the 2019 annual general meeting and not necessarily the actual amount that will be paid. The actual amount is currently expected to be the same as provided for in the Board Compensation Program in the case of the Non-Management Directors.

Maximum Aggregate Board Compensation Proposal for the period between the 2018 AGM and the 2019 AGM

Annual Board retainer of $85,000 x 4 outside directors	$340,000
Audit Committee Chairman annual retainer	$10,000
Compensation Committee Chairman annual retainer	$5,000
Nominating Committee Chairman annual retainer	$5,000
Annual RSU grant value $150,000 x 4 outside directors	$600,000
Executive Chairman annual salary	$350,256
Maximum retirement contribution for Executive Chairman under Garmin International, Inc. Retirement Plan	$32,125
Subtotal	$1,342,381
Add buffer for contingencies	$156,619
TOTAL	$1,500,000	(1)

(1)	Garmin’s social security and Medicare contributions for the Executive Chairman pursuant to applicable law are not included in the maximum aggregate amount. The estimated amount of Garmin’s social security contributions for the Executive Chairman is $7,961 and Garmin is also required to pay Medicare contributions in the amount of 1.45% of all taxable compensation of the Executive Chairman.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MAXIMUM AGGREGATE COMPENSATION FOR THE BOARD OF DIRECTORS FOR THE PERIOD BETWEEN THE 2018 ANNUAL GENERAL MEETING AND THE 2019 ANNUAL GENERAL MEETING.

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PROPOSAL FOURTEEN	Amendment of Articles of Association as to persons who can act as chairman of shareholder meetings

The Board proposes to amend the Articles of Association of Garmin to add to the persons who are authorized to act as chairman of a general meeting of shareholders. Currently a general meeting can be chaired only by the Chairman or the Vice Chairman or a chairman for the day appointed by the general meeting. Since Garmin does not have a Vice Chairman, the only persons who can currently chair a general meeting are the Chairman or a chairman for the day appointed by the general meeting. The proposed amendment to the Articles of Association would allow a general meeting to be chaired by the Chairman, the Vice Chairman, the Chief Executive Officer, the Company Secretary or any person appointed by the Board of Directors. The proposed shareholder resolution and the proposed amendments to the Articles of Association are included in Annex 1.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE ARTICLES OF ASSOCIATION AS TO THE PERSONS WHO CAN ACT AS CHAIRMAN OF SHAREHOLDER MEETINGS.

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PROPOSAL FIFTEEN	Amendment of Articles of Association to add authorized share capital

The Board proposes to amend the Articles of Association to include authorized share capital in an amount not to exceed CHF 3,961,548.30, authorizing the Board to issue at any time until June 8, 2020 up to 39,615,483 shares with a nominal value of CHF 0.10 each. The proposed shareholder resolution and the proposed amendments to the Articles of Association are included in Annex 2.

Under Swiss law, the power of the Board to issue shares from authorized share capital must be renewed by approval of the shareholders every two years. At the time of the redomestication of Garmin to Switzerland in 2010, Garmin’s Articles of Association contained an authorized share capital in an amount not to exceed CHF 1,040,387,090, authorizing the Board to issue at any time until June 27, 2012 up to 104,038,709 shares with a par value of CHF10.00 each. Such authorized share capital expired on June 27, 2012 without any shares having been issued from the authorized share capital.

The Board believes that it is customary for public companies incorporated in Switzerland to maintain an authorized share capital and that the reintroduction of an authorized share capital is prudent to ensure that Garmin maintains financial flexibility. The reintroduction of an authorized share capital into Garmin’s Articles of Association does not mean that there will be any increase in share capital. The Board does not currently have any plans to issue shares out of the authorized share capital. The share capital would only be increased if and when the Board makes use of this authorization. The authorized share capital will not be used in connection with any employee share incentive plans.

If the proposed inclusion of the authorized share capital is approved, and the Board resolves to use the authorized share capital, the Board will determine the time of the issuance, the issuance price, the manner in which the shares have to be paid, the date from which the shares carry the right to dividends and, subject to the provisions of our Articles of Association, the conditions for the exercise of the preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised. Further, under our Articles of Association, in connection with the issuance of shares from authorized capital, the Board is authorized to limit or withdraw the preemptive rights of the existing shareholders in various circumstances, including financing and acquisitions purposes.

To the extent that shares are issued out of the authorized share capital in the future, the issuance may decrease the existing shareholders’ percentage of equity ownership and, depending on the price at which such shares are issued, could be dilutive to the existing shareholders up to the amount of the authorized capital proposed above.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE ARTICLES OF ASSOCIATION TO ADD AUTHORIZED SHARE CAPITAL.

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AUDIT MATTERS

Report of Audit Committee

This report is submitted by the Audit Committee of the Board.

The Board pursues its responsibility for oversight of Garmin’s financial reporting process through the Audit Committee. The Board, in its business judgment, has determined that all members of the Audit Committee are independent and financially literate as required by the applicable listing standards of the Nasdaq Global Select Market. The Audit Committee operates pursuant to a charter adopted by the Board, as amended and restated on July 22 2016, a copy of which is posted at http://www8.garmin.com/aboutGarmin/invRelations/ documents/Audit_Committee_Charter.pdf. The Audit Committee and the Board annually review and assess the adequacy of the charter.

The Audit Committee meets regularly with the independent auditor, management and Garmin’s internal auditors. The independent auditor and Garmin’s internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In performing its oversight function, the Audit Committee reviewed and discussed Garmin’s audited consolidated financial statements for the fiscal year ended December 30, 2017 with management and with Ernst & Young LLP, the independent registered public accounting firm retained by Garmin to audit its financial statements, and with Ernst & Young Ltd., its statutory auditor. The Audit Committee received and reviewed management’s representation and the opinion of the independent registered public accounting firm and the statutory auditor that Garmin’s audited financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm and the statutory auditor during the 2017 fiscal year the matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP the independence of their firm. The Audit Committee considered whether the non-audit services provided by Ernst & Young LLP are compatible with their independence.

Based upon the review and discussions referenced above, the Audit Committee recommended to Garmin’s Board, and the Board approved, that the audited consolidated financial statements be included in Garmin’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017, for filing with the SEC.

Audit Committee

Charles W. Peffer, Chairman

Joseph J. Hartnett

Rebecca R. Tilden

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to Garmin for the fiscal year ended December 30, 2017 and the fiscal year ended December 31, 2016 by Garmin’s independent registered public accounting firm, Ernst & Young LLP (U.S. dollars listed in thousands):

(U.S. Dollars listed in thousands)	2017	2016
Audit Fees	$3,123	$2,895
Audit Related Fees(a)(b)	-	52
Tax Fees(b)(c)	2	-
All Other Fees(b)(d)	13	3
TOTAL:	$3,138	$2,950

(a)	Audit Related Fees for 2016 comprised compliance services related to the Company’s cancellation of formation shares and share par value reduction.
(b)	The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of Ernst & Young.
(c)	Tax Fees for 2017 consisted of tax compliance services.
(d)	All Other Fees includes statutory liquidation services in 2017 and online subscription fees in 2017 and 2016.

Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit services, audit-related services, tax services and other services performed by Ernst & Young. The policy provides for pre-approval by the Audit Committee annually of specifically defined services up to specifically defined fee levels. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before Ernst & Young is engaged to perform it. The Audit Committee has delegated to the Audit Committee Chairman authority to approve permitted services provided that the Chairman reports any such approval decisions to the Audit Committee at its next meeting. The Audit Committee pre-approved all services that Ernst & Young rendered to Garmin and its subsidiaries in 2017.

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EXECUTIVE COMPENSATION MATTERS

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Joseph J. Hartnett (Chairman)

Donald H. Eller

Charles W. Peffer

Rebecca R. Tilden

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2017, who were:

Name	Title
Dr. Min H. Kao	Executive Chairman
Clifton A. Pemble	President and Chief Executive Officer
Douglas G. Boessen	Chief Financial Officer and Treasurer
Andrew R. Etkind	Vice President, General Counsel and Secretary
Philip I. Straub	Executive Vice President, Managing Director - Aviation, Garmin International, Inc.
Patrick G. Desbois	Executive Vice President, Operations, Garmin International, Inc.

Mr. Straub and Mr. Desbois each became Named Executive Officers for the first time in 2017, reflecting their increased leadership and management roles.

Our Business

Garmin is a leading, worldwide provider of navigation, communication and information devices and applications, many of which are enabled by Global Positioning System (GPS) technology. Garmin designs, develops, manufactures and markets a diverse family of hand-held, wearable, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive, aviation, fitness, marine, and outdoor recreation markets. For a detailed discussion of our business, please see Part I, Item 1, “Business”, of our Annual Report on Form 10-K for the year ended December 30, 2017.

2017 Business Highlights

•	Total revenue of U.S. $3,087 million, with outdoor, fitness, aviation, and marine collectively growing 9% over 2016 and contributing 76% of total revenue.
•	Gross and operating margins were 57.8% and 21.7%, respectively, both improving from 2016 levels.
•	Operating income of $669, up 7% from 2016.
•	Shipped over 15 million units.

Our Compensation Philosophy

Garmin’s management and Compensation Committee consider executive compensation in light of the entire associate population in order to establish compensation practices that we believe are competitive based on our recruitment and retention experience. We also strive to establish compensation practices that are viewed as internally equitable and fair for executives, other associates, and shareholders. Executives are therefore compensated using the same elements and techniques as the broader group of associates who contribute to Garmin’s success. Garmin’s executive compensation program has achieved strong support from shareholders with over 98% of the shares voted at the 2017 Annual General Meeting of Shareholders having voted in favor of approval of the compensation of Garmin’s Named Executive Officers, as disclosed in the proxy statement for Garmin’s 2017 Annual General Meeting of Shareholders.

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Executive compensation is tied to individual and company performance through use of stock compensation programs designed to align the interests of executives and shareholders based on the common goal of growing shareholder value. Garmin establishes executive compensation taking into account market information obtained from third party compensation data providers and through our recruiting, retention, and networking activities and experience. The Compensation Committee also considers other factors, such as job responsibilities and performance, internal equity considerations and the level of past compensation adjustments, as described below.

The Compensation Committee periodically engages a compensation consultant to compare Garmin’s executive compensation to the executive compensation of peer companies, but Garmin does not attempt to set compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer groups. Garmin sets executive compensation based on its knowledge of individualized contributions and capabilities of its personnel and the positions involved and the amount and form of compensation that Garmin believes is needed to attract, motivate and retain appropriate talent.

Objectives of the Compensation Program

The objectives of Garmin’s executive compensation program are to:

•	Provide executive compensation that Garmin believes is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;
•	Reward executives for individual performance and contribution;
•	Provide incentives to executives to enhance shareholder value;
•	Reward executives for long-term, sustained individual and Company performance; and
•	Provide executive compensation that is viewed as internally equitable and fair by both the executives and the broader Garmin employee population.

Key Governance Features

What We Do	What We Don’t Do

Mitigate excessive risk-taking behaviors by Named Executive Officers:

Garmin’s Board of Directors regularly reviews the risks related to our executive compensation program, and our program includes features that reduce the likelihood of our Named Executive Officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value.

Use long-term incentives to link a significant portion of pay to company performance over time

A significant portion of each Named Executive Officer’s total compensation consists of long-term incentive compensation, such as time-based vesting restricted stock units and time-based and performance-based vesting restricted stock units, which vest over time and have their values directly linked to company performance.

Have a Clawback Policy that authorizes the Compensation Committee to recoup executive compensation:

In the event of an accounting restatement of Garmin’s financial statements due to misconduct resulting in Garmin’s material noncompliance with financial reporting requirements under securities laws, Garmin may recoup performance-based compensation received by Garmin’s executive officers. See “Adjustment or Recovery of Awards or Payments” below for a more detailed description of this policy.

Include double-trigger change in control provisions in equity awards:

Accelerated vesting of equity awards would only occur following change in control if a Named Executive Officer resigns with good reason or is terminated without cause within 12 months following the change in control.

Strongly discourage hedging and pledging of Garmin securities:

We strongly discourage Named Executive Officers from engaging in transactions pursuant to which they would hedge the economic risk of Garmin stock ownership or pledge Garmin securities as collateral for a loan. According to the Garmin Ltd. Statement of Insider Trading Policy, any Named Executive Officer or other insider who wishes to enter into such a hedging or pledging transaction must first pre-clear the proposed transaction with Garmin’s Compliance Officer. During each of 2015, 2016 and 2017, none of our Named Executive Officers or Board members engaged in any hedging or pledging transactions with respect to Garmin shares.

No severance agreements:

We do not have severance agreements with any of our Named Executive Officers that would require us to make cash payments upon termination of their employment.

No cash payments upon change in control:

We do not have any separate change in control agreements that would obligate us to make any cash payments to any Named Executive Officers upon a change of control.

No tax gross-ups:

We do not provide tax gross-ups or reimbursements to Named Executive Officers (except as provided pursuant to our standard relocation practices).

No executive perquisites:

We do not provide perquisites to any of our Named Executive Officers that are not otherwise provided to other employees of the Garmin entity where they are employed.

No annual cash bonuses:

We do not pay material annual cash bonuses to any of our Named Executive Officers

No post-retirement benefit plans. No supplemental executive retirement plans.

We do not have any post-retirement benefit plans that would provide post-retirement benefits to any of our Named Executive Officers. We do not have any supplemental executive retirement plans.

No repricing or backdating of underwater equity awards

We do not reprice or backdate any underwater equity awards.

Set executive compensation to meet specific benchmarks

We do not attempt to set executive compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer groups.

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Engagement with our Shareholders

Garmin seeks shareholder input on executive compensation matters through an annual advisory vote on executive compensation in accordance with U.S. securities laws. In addition, the maximum prospective aggregate compensation of our Executive Management (which consists of our CEO and CFO) and the maximum prospective aggregate compensation of our Board of Directors are each subject to an annual binding vote in accordance with Swiss law.

Consideration of Last Year’s “Say on Pay” Vote

Garmin provides its shareholders with an annual, advisory “say on pay” vote. At Garmin’s 2017 Annual General Meeting of Shareholders, in an advisory, non-binding vote, over 98% of the shares voted were voted in favor of approval of the compensation of Garmin’s Named Executive Officers. Although this was only an advisory vote and the results were not binding on Garmin or the Compensation Committee, the Compensation Committee reviewed and considered the results. Taking into account the strong support demonstrated by our shareholders, the Committee was encouraged to continue its practices in determining executive compensation. The next vote on the frequency of “say on pay” votes will be held at our Annual General Meeting in 2023.

How We Determine Executive Compensation

Role of the Compensation Committee

Our Compensation Committee is comprised of four independent directors, as defined under Nasdaq Marketplace Rules. The Compensation Committee oversees the design and administration of Garmin’s executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. In making compensation decisions, the Compensation Committee considers each executive’s performance and other relevant factors, including the scope of each executive’s position and responsibilities, the achievement of Company goals, the current business environment and anticipated changes, executive retention and recruitment considerations, the mix of fixed compensation (e.g. base salary) versus variable compensation (e.g. short and long-term incentives), the level of past compensation adjustments and the level of risk associated with the executives’ total direct compensation package.

The Compensation Committee discusses and determines the compensation of Dr. Kao and Mr. Pemble without them being present.

Role of Management

Mr. Pemble, our Chief Executive Officer, discusses with the Compensation Committee compensation recommendations for each of the executives, other than his own compensation. Mr. Pemble attended meetings of the Compensation Committee to discuss 2017 executive compensation matters, but he is not a member of the Compensation Committee and does not vote on Compensation Committee matters. Mr. Pemble was not present for certain portions of Compensation Committee meetings, such as when the Compensation Committee discussed his own performance and individual compensation.

Role of Compensation Consultant

The Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) in 2017 to assist the Compensation Committee with evaluating and updating, as appropriate, the focused comparator group Meridian previously helped the Compensation Committee develop in 2014. In 2014, Meridian identified a pool of 45 potential candidates to include in the comparator group, taking into account company size, market capitalization, revenue, industry, that Garmin is a culture-driven company, which helps to retain talented executives, and that the Kansas City region is a likely source of future executive talent for Garmin executives located in the United States. Following discussion between Meridian and Garmin’s Compensation Committee, the list of candidates was refined and finalized to consist of 23 companies. The comparator group was updated in 2017, taking into account the same criteria, and currently consists of the following 22 companies:

Adobe Systems Inc.	National Instruments Corporation
Ametek Inc.	NCR Corp.
Amphenol Corporation	NetApp, Inc.
Autodesk, Inc.	Netflix, Inc.
Belden Inc.	Red Hat Inc.
Cerner Corporation	Rockwell Collins Inc.
Citrix Systems, Inc.	Sensata Technologies Holding NV
Esterline Technologies Corp.	Toro Co.
Fitbit, Inc.	Trimble Inc.
FLIR Systems, Inc.	Visteon Corporation
GoPro, Inc.	Zebra Technologies Corporation

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SanDisk Corp. was included in the original 2014 comparator group, but it was replaced by the Compensation Committee in 2016 with Fitbit, Inc. after SanDisk Corp ceased being a publicly traded company as a result of an acquisition. FEI Company and Harman International Industries, Inc. were included in the original 2014 comparator group, but they were removed in 2017 as a result of acquisitions. Sun Edison, Inc. was included in the original 2014 comparator group, but it was removed in 2017 as a result of its Chapter 11 bankruptcy. Following the removals of FEI Company, Harman International Industries, Inc. and SunEdison, Inc., the Compensation Committee, with input from Meridian, added two companies to the comparator group in 2017, Amphenol Corporation and Zebra Technologies Corporation.

The Compensation Committee uses the comparator group’s executive compensation data primarily to assess the overall competitiveness of Garmin’s compensation programs and to obtain information on compensation trends. Garmin does not attempt to set compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more comparator groups.

Elements of Compensation

We have two elements of total direct compensation for our executives: base salary and long-term equity compensation. We also provide retirement and benefit programs to our executives. To provide a clear picture of all elements of our executive compensation program, the dashboard below provides a single snapshot and describes why each element is provided. Additional information about the key elements of our compensation programs is included below the dashboard.

Compensation Dashboard

Total Direct Compensation

Other Elements of Compensation

Benefits
•	Employee Stock Purchase Plan
•	Our Named Executive Officers participate in the same benefits and are covered by the same plans on the same terms as provided to the broader employee population of the Garmin entity by which they are employed
•	Includes medical, dental, disability, life and vision plans
Retirement Programs
•	Our U.S. based Named Executive Officers participate in our retirement plan on the same terms as provided to our broader U.S. employee population
•	Our Named Executive Officers outside the U.S. participate in the same plans of the broader employee population of the Garmin entity by which they are employed.
•	No special or enhanced formulas or contribution types for Named Executive Officers

Current Year’s Performance: Salary and Annual Incentives

Base Salary

We believe that a competitive base compensation program is an important factor in attracting, motivating and retaining talented associates at all levels of the organization. We determine base compensation levels based generally on assessment of performance, internal equity considerations, the level of past compensation adjustments and market information obtained from third party compensation data providers and through our recruiting, retention, and networking activities and experience. Executives are paid a base salary as compensation for the performance of their primary duties and responsibilities.

The base salary for Garmin’s Executive Chairman and Chief Executive Officer is determined annually by the Compensation Committee. The Compensation Committee’s deliberations regarding the base salary of each of the Executive Chairman and the Chief Executive Officer are made without the Executive Chairman or Chief Executive Officer being present.

The base salary for each of the other Named Executive Officers is reviewed annually and is based upon the recommendation of Mr. Pemble and the executive’s individual duties and responsibilities, experience and overall performance and internal equity considerations.

Because Dr. Kao owns a significant amount of Garmin shares, and, therefore, already has a strong incentive to create shareholder value, he has requested that the Compensation Committee provide him only a relatively modest base salary and that he not be awarded restricted stock units, performance shares, stock options or any other form of equity compensation.

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The following table shows the base salary in U.S. dollars of each of the Named Executive Officers in 2015, 2016 and 2017 (except for Messrs. Straub and Desbois, each of whom became a Named Executive Officer for the first time in 2017):

Name		2015	*		2016	2017
Dr. Kao		$350,000			$350,000	$350,000
Mr. Pemble		$680,000			$690,000	$750,000
Mr. Boessen		$557,000			$567,000	$579,000
Mr. Etkind		$540,000			$562,000	$579,000
Mr. Straub	$	N/A		$	N/A	$475,000
Mr. Desbois	$	N/A		$	N/A	$474,000
*	The 2015 base salaries shown in this table for Dr. Kao and Mr. Boessen are slightly different from the amounts shown in the Summary Compensation Table on page ____ because the amounts each of them actually received during 2015 (as shown in the Summary Compensation Table) were slightly lower than their base salaries (shown in this table) due to a change in Garmin International, Inc.’s payroll schedule.

Annual Incentive and Bonus Awards

Garmin does not pay material annual cash bonuses. In 2017, Garmin’s Named Executive Officers, including the Executive Chairman and the Chief Executive Officer, each received a U.S. $256 annual holiday cash bonus (or its equivalent in Swiss francs in the case of Mr. Etkind). This is the same annual holiday cash bonus that was paid to other employees of Garmin’s U.S. and European subsidiaries.

Long-Term Performance: Restricted Stock Units

Garmin’s management and Compensation Committee believe that stock ownership is the most important element in achieving the goals of Garmin’s compensation program. Stock ownership aligns the long-term interests of associates with those of shareholders, provides long-term retention incentive, and ties compensation to performance through the creation of shareholder value. While Garmin does not require a specific level of stock ownership for our associates, Garmin encourages stock ownership by offering a variety of stock compensation programs.

The form and amount of stock compensation awarded to each executive is determined by the Compensation Committee based primarily on the recommendation of Mr. Pemble (other than with regard to his own compensation) and the executive’s individual duties and responsibilities, experience and overall performance. Factors considered by the Compensation Committee in evaluating individual performance include the executive’s overall performance, the executive’s performance relative to his peers within Garmin, the nature and scope of the executive’s position and responsibilities, the executive’s past compensation adjustments and retention considerations, the level of risk associated with the executive’s total direct compensation package and the current business environment and anticipated changes to such environment.

Time-Based Vesting Restricted Stock Units

It is Garmin’s practice to grant stock in the form of full value restricted stock units (each on “RSU”) that vest over a specified time period, which provides a long-term retention incentive, aligns the interests of associates with those of other shareholders and encourages an appropriate degree of risk-taking that is consistent with long-term growth. The total value of each RSU grant is generally linked to the assessment by management, and approval by the Compensation Committee, of the value of individual performance of the recipient and its contribution to Garmin’s overall performance. Since individual and Company performance are the primary drivers in determining the amounts of specific awards of RSUs, we believe that time vesting alone is the appropriate structure to achieve the objectives described above. The value of RSUs increases over time only if our share price increases, which serves to encourage improved Company performance and long-term value creation, thereby benefitting all of our shareholders. While RSUs are dependent upon share price appreciation for increased value, they also offer downside risk protection because they continue to have value even if the share price declines from the price on the date of grant.

The following table shows the grant date fair value in U.S. dollars of the RSUs awarded to each of the Named Executive Officers (other than Dr. Kao) in 2015, 2016 and 2017 (except for Messrs. Straub and Desbois, each of whom became a Named Executive Officer for the first time in 2017):

Name	2015 RSUs		2016 RSUs		2017 RSUs
Mr. Pemble		$608,683		$750,044	$900,054
Mr. Boessen		$196,685		$200,012	$200,030
Mr. Etkind		$196,685		$209,985	$225,014
Mr. Straub	$	N/A	$	N/A	$499,994
Mr. Desbois	$	N/A	$	N/A	$249,997

Time-Based and Performance-Based Vesting Restricted Stock Units

In each of 2015, 2016 and 2017, the Compensation Committee granted RSU awards under the Company’s 2005 Equity Incentive Plan to certain employees, including Named Executive Officers, whose vesting is contingent upon the achievement of certain fiscal year revenue and profitability targets established by the Compensation Committee, as well as on time-based vesting requirements (“PC-RSUs”). At a meeting of the Compensation Committee following the end of the fiscal year (the “Certification Date”) in which the PC-RSU awards were granted, the Compensation Committee will determine whether each of the performance targets for these PC-RSU awards was achieved, and the percentage of the PC-RSU’s that corresponds

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with the weighting attributed to each performance target that was achieved will be payable to the grantee as follows: one-third will be payable within 30 days after the Certification Date if the grantee is then still employed by the Garmin entity that employs the grantee; one-third will be payable on the first anniversary of the Certification Date if the grantee is then still employed by the Garmin entity that employs the grantee; and the remaining one-third will then be payable on the second anniversary of the Certification Date if the grantee is then still employed by the Garmin entity that employs the grantee.

The Compensation Committee believes that the performance-based element of these annual PC-RSU awards further aligns the interests of Garmin’s Named Executive Officers and other key employees with the interests of Garmin’s shareholders, and that the time-based element will further the objective of retaining Named Executive Officers and other key employees.

The Compensation Committee also believes that basing the performance-based vesting conditions of the PC-RSU awards on absolute performance targets (i.e. targets based on Garmin’s actual performance) rather than relative performance targets (i.e. targets based on Garmin’s performance as compared to the performance of other companies in a selected comparator group) aligns the interests of Garmin’s Named Executive Officers and other key employees with the long term interests of Garmin’s shareholders because the value of Garmin’s shares are based more on Garmin’s actual performance than on Garmin’s relative performance compared to other companies in a selected comparator group. In addition, the absolute targets are closely aligned with full-year guidance publicly released by Garmin, meaning that Garmin’s shareholders should benefit as well, when the absolute targets are achieved. This would not necessarily be the case with relative targets because such targets could be achieved even if Garmin’s absolute performance was not as good as expected.

The following table shows the grant date fair value in U.S. dollars of the PC-RSUs awarded to each of the Named Executive Officers (other than Dr. Kao) in 2015, 2016 and 2017 (except for Messrs. Straub and Desbois, each of whom became a Named Executive Officer for the first time in 2017):

Name	2015 PC-RSUs	2016 PC-RSUs		2017 PC-RSUs
Mr. Pemble	$598,018		$649,985	$750,029
Mr. Boessen	$193,258		$210,017	$200,018
Mr. Etkind	$193,258		$210,017	$210,026
Mr. Straub	N/A	$	N/A	$225,038
Mr. Desbois	N/A	$	N/A	$225,038

The performance targets and percentage weighting for the 2015 PC-RSUs were as follows:

		Target Percentage
Applicable Performance Target	Target Level	Weighting	Actual Percentage Achieved
2015 Fiscal Year Revenue	U.S. $2.95B	40%	40% if target achieved; 0% if not
2015 Fiscal Year Operating Income $	U.S. $691M	30%	30% if target achieved; 0% if not
2015 Fiscal Year Operating Margin %	23.4%	30%	30% if target achieved; 0% if not

On the Certification Date in February 2016, the Compensation Committee determined that none of the performance targets for the 2015 PC-RSU awards were achieved. This means that, although the grant date fair value of the 2015 PC-RSU awards is included in the Summary Compensation Table below for 2015 in accordance with applicable regulations and accounting standards, none of the 2015 PC-RSUs have been or will be actually paid to any of the Named Executive Officers.

The performance targets and percentage weighting for the 2016 PC-RSUs were as follows:

		Target Percentage
Applicable Performance Target	Target Level	Weighting	Actual Percentage Achieved
2016 Fiscal Year Revenue	U.S. $2.83B	40%	40% if target achieved; 0% if not
2016 Fiscal Year Operating Income $	U.S. $516M	30%	30% if target achieved; 0% if not
2016 Fiscal Year Operating Margin %	20%	30%	30% if target achieved; 0% if not

On the Certification Date in February 2017, the Compensation Committee determined that all of the performance targets for the 2016 PC-RSU awards were achieved. This means that the 2016 PC-RSUs are now subject only to the time-based vesting conditions.

The performance targets and percentage weighting for the 2017 PC-RSUs were as follows:

		Target Percentage
Applicable Performance Target	Target Level	Weighting	Actual Percentage Achieved
2017 Fiscal Year Revenue	U.S. $3.03B	40%	40% if target achieved; 0% if not
2017 Fiscal Year Operating Income $	U.S. $610M	30%	30% if target achieved; 0% if not
2017 Fiscal Year Operating Margin %	20.5%	30%	30% if target achieved; 0% if not

On the Certification Date in February 2018, the Compensation Committee determined that all of the performance targets for the 2017 PC-RSU awards were achieved. This means that the 2017 PC-RSUs are now subject only to the time-based vesting conditions.

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Employee Stock Purchase Plan

Garmin offers a discounted stock purchase plan to employees. This plan allows employees to purchase Garmin shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Garmin’s shares on the last stock trading day of the offering period, and (b) the per share closing price of Garmin’s shares on the first stock trading day of the offering period. Named Executive Officers can participate in this program under the same terms and conditions as all other employees. The plan provides limits on the percentage of salary an employee, including Named Executive Officers, may contribute to the plan and on the total value of Garmin shares that an employee, including Named Executive Officers, may purchase under the plan in any one calendar year.

Benefits; Retirement Contributions

Garmin’s Named Executive Officers participate in the same benefits and are covered by the same plans on the same terms as provided to all employees of the Garmin entity by which they are employed. For Garmin’s U.S. employees, Garmin matches employee contributions to Garmin’s Retirement Plan and makes an additional employer contribution to this plan. In 2016, for all U.S. employees, including the Named Executive Officers employed by Garmin in the U.S., (a) for every dollar the employee contributed to the plan up to 10% of the employee’s salary, Garmin contributed 75 cents, and (b) Garmin made an additional contribution equal to 5% of the employee’s salary, whether or not the employee contributed to the plan. For 2017, no salary in excess of U.S. $270,000 was taken into account for either of the foregoing contributions. For each of 2016 and 2015, no salary in excess of U.S. $265,000 was taken into account for either of the foregoing contributions. In 2011, Garmin’s Vice President, General Counsel and Corporate Secretary, Mr. Etkind, relocated from the U.S. to Switzerland and has since been employed by Garmin in Switzerland. In 2017 Garmin made contributions to Mr. Etkind’s statutory Swiss pension plan account in accordance with Swiss law.

Other Considerations

Executive Ownership; Policies Regarding Hedging and Pledging of Garmin Securities

Garmin does not have formal executive stock ownership guidelines. However, Garmin executives receive a large portion of their total direct compensation in equity awards, and, as set forth in the “Stock Ownership of Certain Beneficial Owners and Management” table on pages___ through ___ of this Proxy Statement, each of the Named Executive Officers owns a significant number of Garmin shares.

Pursuant to the Garmin Ltd. Statement of Insider Trading Policy, Garmin strongly discourages the Named Executive Officers and other insiders from engaging in transactions pursuant to which they would hedge the economic risk of Garmin stock ownership or pledge Garmin securities as collateral for a loan. According to the Garmin Ltd. Statement of Insider Trading Policy, any Named Executive Officer or other insider who wishes to enter into such a hedging or pledging transaction must first pre-clear the proposed transaction with Garmin’s Compliance Officer. Any such request for pre-clearance of a hedging, pledging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. During each of 2015, 2016 and 2017, none of our Named Executive Officers or Board members engaged in any hedging or pledging transactions with respect to Garmin shares.

The Garmin Ltd. Statement of Insider Trading Policy also provides for quarterly black-out periods related to Garmin’s quarterly earnings and other potential event specific black-out periods during which “Covered Persons”, including Garmin directors, officers and designated employees who regularly come into contact with material nonpublic information, may not engage in transactions involving Garmin shares (other than pursuant to a qualified Rule 10b5-1(c) Trading Plan).

Adjustment or Recovery of Awards or Payments

In the event of an accounting restatement of Garmin’s financial statements due to misconduct resulting in Garmin’s material noncompliance with financial reporting requirements under securities laws, the Compensation Committee has the discretion to require reimbursement or forfeiture of any performance-based compensation received by any Named Executive Officer or other covered employee during the three-year period preceding the date on which Garmin is required to prepare an accounting restatement. In determining the amount to be recovered, the Compensation Committee may consider, in addition to other factors, the excess of the performance-based compensation paid to the covered employee based on the erroneous data over the performance-based compensation that would have been paid to the covered employee had it been based on the restated results, as determined by the Compensation Committee.

In addition, each of the Named Executive Officers has entered into an agreement with Garmin that include a provision that the Named Executive Officer agrees and consents to forfeiture or required recovery or reimbursement obligations of Garmin with respect to any compensation paid to the Named Executive Officer that is forfeitable or recoverable by Garmin pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and in accordance with Garmin policies and procedures adopted by the Compensation Committee in order to comply with Dodd-Frank, as the same may be amended from time to time.

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Tax and Accounting Considerations

The Compensation Committee reviews projections of the estimated accounting and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Garmin realizes a tax deduction upon the payment to/realization by the executive.

Section 162(m) of the United States Internal Revenue Code (the “Code”) generally provided that publicly-held corporations may not deduct in the United States any one taxable year compensation in excess of U.S. $1 million paid to the Chief Executive Officer and certain other highly compensated executive officers unless such compensation qualifies as “performance-based compensation” as defined in the Code and related tax regulations.

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of U.S. $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decision, as noted above, and retains the flexibility to grant awards it determines to be consistent with Garmin’s objectives for its executive compensation program even if the award is not deductible by Garmin for tax purposes.

Severance Agreements

Garmin does not have severance agreements with any of its Named Executive Officers.

Change-in-Control Benefits

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, within twelve months following a change in control of Garmin, all of the executive’s unvested stock options and stock appreciation rights (SARs) would immediately become exercisable and all of the executive’s unvested RSUs and performance shares would immediately become payable.

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, after the Certification Date for PC-RSUs and within twelve months following a change in control of Garmin, all of the executive’s PC-RSUs that were earned pursuant to the performance-based vesting element but not yet vested due to the time-based vesting element would immediately become payable. If the executive’s employment is terminated without cause, or the executive resigns with good reason, prior to the Certification Date and within twelve months after the change in control of Garmin, then all of the executive’s PC-RSUs that would have been earned as of the Certification Date pursuant to the performance-based element but for the termination of employment will become immediately payable.

Such accelerated vesting is the only benefit that would be received by the executives upon a change in control, and such benefit would also be received by all other Garmin employees who own unvested stock options, SARs, RSUs, PC-RSUs or performance shares. This change-in-control protection is designed to provide adequate protection for executives so that they may focus their efforts on effective leadership, rather than significant compensation loss, during a time that Garmin is considering or undertaking a change in control.

The Compensation Committee reviewed and discussed with management this “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Joseph J. Hartnett (Chairman)
Donald H. Eller
Charles W. Peffer
Rebecca R. Tilden

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EXECUTIVE COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The following table shows 2017, 2016 and 2015 compensation for the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and the next three highest paid executive officers other than the Executive Chairman, the Chief Executive Officer and the Chief Financial Officer (collectively, the “Named Executive Officers”), except 2015 and 2016 compensation for Messrs. Straub and Desbois is not included in the table because they became Named Executive Officers for the first time in 2017:

Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	SARs/Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Min H. Kao	2015	$343,269	$256	$0	$0	$31,412	$374,937
Executive Chairman	2016	$350,000	$256	$0	$0	$31,499	$381,755
	2017	$350,000	$256	$0	$0	$31,749	$382,005
Clifton A. Pemble	2015	$680,000	$256	$1,206,700	$0	$31,604	$1,918,560
President & Chief Executive Officer	2016	$690,000	$256	$1,400,029	$0	$31,604	$2,121,889
	2017	$750,000	$256	$1,650,083	$0	$31,854	$2,432,193
Douglas G. Boessen	2015	$546,289	$256	$389,943	$0	$25,177	$961,665
Chief Financial Officer & Treasurer	2016	$567,000	$256	$410,029	$0	$31,604	$1,008,889
	2017	$579,000	$256	$400,048	$0	$31,854	$1,011,158
Andrew R. Etkind	2015	$540,000	$260	$389,943	$0	$373,081	$1,303,284
Vice President, General	2016	$562,000	$269	$420,002	$0	$358,364	$1,340,635
Counsel & Secretary	2017	$579,000	$269	$435,040	$0	$392,397	$1,406,706
Philip I. Straub	2017	$475,000	$256	$725,032	$0	$27,337	$1,227,625
Executive Vice President,
Managing Director-Aviation
Patrick G. Desbois	2017	$474,000	$256	$475,035	$0	$27,336	$976,627
Executive Vice President,
Operations
(1)	Annual discretionary cash incentive awards based on financial and non-financial factors considered by the Compensation Committee, as discussed in the Compensation Discussion and Analysis section.
(2)	This column shows the grant date fair value with respect to the PC-RSUs and RSUs granted in 2015, 2016 and 2017. See the Grants of Plan-Based Awards table for information on awards made in 2017.
(3)	There were no SARs or stock options granted in 2015, 2016 or 2017.
(4)	All Other Compensation for each of the Named Executives for 2015, 2016 and 2017 includes amounts contributed by the Company (in the form of profit sharing and matching contributions) to the trust and in the Named Executive Officers’ benefit under the Company’s qualified 401(k) plan. With respect to 2017, for each Named Executive Officer except Mr. Etkind $13,500 was contributed as a profit sharing contribution under the qualified 401(k) plan; Dr. Kao, Mr. Pemble and Mr. Boessen received $18,000 in company matching contributions related to the qualified 401(k) plan; and Mr. Straub and Mr. Desbois received $13,500 in company matching contributions related to the qualified 401(k) plan. Mr. Etkind’s All Other Compensation in 2017 includes $280,118 cost of living adjustment, $49,930 Swiss pension plan contribution, $11,599 automobile allowance, and $50,750 tax equalization payment. All Other Compensation for 2015, 2016 and 2017 includes for all Named Executives premiums on life insurance.

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Pay Ratio Disclosure Rule

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees (on a worldwide basis) and the annual total compensation of our CEO, Mr. Pemble.

For 2017, our last completed fiscal year, the respective annual total compensation for our median employee and for Mr. Pemble, and the ratio of Mr. Pemble’s annual total compensation to the median employee’s annual total compensation, are set forth below:

Median employee annual total compensation: $ 31,823

Mr. Pemble (CEO) annual total compensation: $ 2,432,193, as reported in the Summary Compensation Table included in this Proxy Statement.

Based on this information, for 2017 the ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees was 76:1.

To identify the median of the annual total compensation of all of our employees, we prepared a listing of all employees as of October 1, 2017. We selected that date to allow sufficient time to identify the median employee given the global scope of our operations. Gross earnings for 2017, as reported to applicable tax authorities, for example, the Internal Revenue Service for our U.S. employees, were then calculated for each of those employees, other than our CEO. Gross earnings for 2017 were annualized for those employees who were hired between January 1, 2017 and October 1, 2017 and for those whose employment terminated between October 2, 2017 and December 31, 2017. Gross earnings paid in currencies other than U.S. Dollars were converted to U.S. Dollars using the average 2017 currency exchange rate for each applicable currency. The median employee was then selected from the annualized list, and the median employee’s total annual compensation was calculated using the same methodology we use to calculate total annual compensation for our CEO and other Named Executive Officers, as set forth in the Summary Compensation Table on page [•] of this Proxy Statement. We then compared the median employee’s total annual compensation to our CEO’s total annual compensation to calculate the pay ratio set forth above. We did not make any cost-of-living adjustments in identifying the “median employee.”

Our median employee on a worldwide basis is located in the United Kingdom. For informational purposes, our median U.S. based employee’s total annual compensation for 2017 was $85,901, and the ratio of our CEO’s total annual compensation for 2017 to our median U.S. based employee’s total annual compensation for 2017 is 28:1.

GRANTS OF PLAN BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2017 grants of RSUs and PC-RSUs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Min H. Kao

Clifton A. Pemble	12/15/2017							16,536			$54.43	$900,054
	2/25/2017				4,586	15,288	15,288				$49.06	$750,029
Douglas G. Boessen	12/15/2017							3,675			$54.43	$200,030
	2/25/2017				1,223	4,077	4,077				$49.06	$200,018
Andrew R. Etkind	12/15/2017							4,134			$54.43	$225,014
	2/25/2017				1,284	4,281	4,281				$49.06	$210,026
Philip Straub	12/15/2017							9,186			$54.43	$499,994
	2/25/2017				1,376	4,587	4,587				$49.06	$225,038
Patrick Desbois	12/15/2017							4,593			$54.43	$249,997
	2/25/2017				1,376	4,587	4,587				$49.06	$225,038
(1)	Awards made in the form of time-based and performance-based restricted stock units (PC-RSUs) on February 25, 2017.
(2)	Awards made in the form of restricted stock units (RSUs) on December 15, 2017.
(3)	This column represents the grant date fair value of PC-RSUs and RSUs. For PC-RSUs, that amount assumes all performance conditions will be met and is calculated by multiplying the closing price of Garmin shares on the NASDAQ stock market on the date of grant discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, then multiplied by the number of shares to be awarded. For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on the NASDAQ stock market on the date of grant discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, then multiplied by the number of shares to be awarded. For additional information on the valuation assumptions with respect to the 2017 grants, refer to Note 9 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 30, 2017, as filed with the SEC.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding equity awards held by them as of December 30, 2017:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option / SAR Exercise Price ($)	Option / SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Min H. Kao	-		-	-	-	-	-	-	-		-
Clifton A. Pemble	45,260	(1)	-	-	$42.16	12/10/22	-	-	6,437	(3)	$383,452
	20,649	(2)	13,766	-	$52.44	12/15/24	-	-	10,980	(3)	$654,079
	30,794	(2)	7,698	-	$49.07	12/10/23	-	-	16,536	(3)	$985,050
	-		-	-	-	-	-	-	11,934	(4)	$710,908
	-		-	-	-	-	-	-	15,288	(4)	$910,706
Douglas G. Boessen	7,608	(2)	5,072	-	$52.44	12/15/24	-	-	2,080	(3)	$123,906
	-		-	-	-	-	-	-	2,928	(3)	$174,421
	-		-	-	-	-	-	-	3,675	(3)	$218,920
	-		-	-	-	-	-	-	3,854	(4)	$229,583
	-		-	-	-	-	-	-	4,077	(4)	$242,867
Andrew R. Etkind	20,000	(2)	-	-	$50.97	06/06/18	-	-	2,080	(3)	$123,906
	-		-	-	-	-	-	-	3,074	(3)	$183,118
	-		-	-	-	-	-	-	4,134	(3)	$246,262
	-		-	-	-	-	-	-	3,854	(4)	$229,583
	-		-	-	-	-	-	-	4,281	(4)	$255,019
Philip I. Straub	-		-	-	-	-	-	-	2,228	(3)	$132,722
	-		-	-	-	-	-	-	3,294	(3)	$196,224
	-		-	-	-	-	-	-	9,186	(3)	$547,210
	-		-	-	-	-	-	-	4,131	(4)	$246,084
	-		-	-	-	-	-	-	4,587	(4)	$273,248
Patrick G. Desbois	-		-	-	-	-	-	-	2,228	(3)	$132,722
	-		-	-	-	-	-	-	3,294	(3)	$196,224
	-		-	-	-	-	-	-	4,593	(3)	$273,605
	-		-	-	-	-	-	-	4,131	(4)	$246,084
	-		-	-	-	-	-	-	4,587	(4)	$273,248
(1)	Represents non-qualified stock options.
(2)	Represents stock appreciation rights.
(3)	Represents restricted stock units.
(4)	Represents time-based and performance-based vesting restricted stock units.
(5)	Determined by multiplying the number of unearned shares by $59.57, which was the closing price of Garmin shares on the NASDAQ stock market on December 29, 2017.

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OPTIONS EXERCISED AND STOCK VESTED

The following table provides stock awards vested in 2017 as well as information for each of the Named Executive Officers regarding stock options or SARs exercised in 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Min H. Kao	0	$0	0	$0
Clifton A. Pemble	53,220	$819,084	21,972	$1,250,482
Douglas G. Boessen	0	$0	6,792	$386,094
Andrew R. Etkind	0	$0	6,865	$390,355
Philip I. Straub	14,000	$151,620	7,354	$418,162
Patrick G. Desbois	0	$0	7,354	$418,162

POTENTIAL POST-EMPLOYMENT PAYMENTS

None of the Named Executive Officers has a severance agreement with Garmin. In the event that (a) a Named Executive Officer dies or becomes disabled, or (b) a Named Executive Officer’s employment is terminated without cause, or a Named Executive Officer resigns with good reason, within twelve months following a change of control of Garmin, all of the Named Executive Officer’s unvested stock options and stock appreciation rights would immediately become exercisable and all of the Named Executive Officer’s unvested RSUs and performance shares would immediately become payable. Such accelerated vesting is the only benefit that would be received by a Named Executive Officer upon a change in control and such benefit would also be received by all other employees of Garmin or its subsidiaries who own unvested stock options, stock appreciation rights, restricted stock units or performance shares.

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, after the Certification Date for PC-RSUs and within twelve months following a change in control of Garmin, all of the executive’s PC-RSUs that were earned pursuant to the performance-based vesting element but not yet vested due to the time-based vesting element would immediately become payable. If the executive’s employment is terminated without cause, or the executive resigns with good reason, prior to the Certification Date and within twelve months after the change in control of Garmin, then all of the executive’s PC-RSUs that would have been earned as of the Certification Date pursuant to the performance-based element but for the termination of employment will become immediately payable.

Estimated Current Value of Potential Post-Employment Benefits(1)

Name	Voluntary	For Cause	Death	Disability	Without Cause	Involuntary Termination within 12 months of Change in Control
Min H. Kao	$-	$-	$-	$-	$-	$-
Clifton A. Pemble	$-	$-	$3,823,175	$3,823,175	$-	$3,823,175
Douglas G. Boessen	$-	$-	$1,025,859	$1,025,859	$-	$1,025,859
Andrew R. Etkind	$-	$-	$1,037,888	$1,037,888	$-	$1,037,888
Philip I. Straub	$-	$-	$1,395,487	$1,395,487	$-	$1,395,487
Patrick G. Desbois	$-	$-	$1,121,882	$1,121,882	$-	$1,121,882
(1)	Value of unvested stock options, SARs and RSU and PC-RSU awards, based on $59.57 per share, the closing price of the Company’s shares on the Nasdaq Stock Market on December 30, 2017.

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SHAREHOLDER PROPOSALS

To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder, and the proposal must be a proper subject for shareholder action under Swiss law.

If a holder of Garmin shares wishes to present a proposal for inclusion in Garmin’s Proxy Statement for next year’s annual general meeting of shareholders, such proposal must be received by Garmin on or before December [28], 2018. Such proposal must be made in accordance with Rule 14a-8 promulgated by the SEC and the interpretations thereof. Any such proposal should be sent to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland.

Under Swiss law, a shareholder of record can request in writing for an item to be put on the agenda for an annual general meeting, provided that we receive such requests by the date that is 90 calendar days in advance of the anniversary of the date that we filed our proxy statement for the previous year’s annual general meeting with the SEC. In order for a shareholder proposal that is not included in Garmin’s Proxy Statement for the 2019 annual general meeting to be properly brought before the meeting, such proposal must be delivered to the Corporate Secretary and received at Garmin’s executive offices in Schaffhausen, Switzerland no later than January [25], 2019, and specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, and must also comply with the procedures outlined in this Proxy Statement under the heading “Nominating and Corporate Governance Committee.” The determination that any such proposal has been properly brought before such meeting is made by the director presiding over such meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Garmin’s directors, executive officers and certain other officers, and persons, legal or natural, who own more than 10 percent of Garmin’s shares (collectively “Reporting Persons”), to file reports of their ownership of such shares, and the changes therein, with the SEC and Garmin (the “Section 16 Reports”). Based solely on a review of the Section 16 reports for 2017 and any amendments thereto furnished to Garmin, all Section 16 Reports for fiscal year 2017 were timely filed by the Reporting Persons.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS

Pursuant to the rules of the SEC, services that deliver Garmin’s communications to shareholders that hold their shares through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of Garmin’s Annual Report and Proxy Statement. Garmin will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any shareholder at a shared address to which a single copy of the documents was delivered. Written requests should be made to Garmin Ltd., c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, Attention: Investor Relations Manager, and oral requests may be made by calling Investor Relations at +1 (913) 397-8200. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

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OTHER MATTERS

The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting other than the proposals listed in this Proxy Statement.

Garmin will furnish without charge upon written request a copy of Garmin’s Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. Garmin will furnish copies of such exhibits upon written request therefore and payment of Garmin’s reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Garmin shares entitled to vote at the Annual Meeting. Such written request should be directed to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The Annual Report on Form 10-K is available at www.garmin.com and is also available through the SEC’s Internet site at www.sec.gov. See the Invitation to the Annual General Meeting included at the beginning of this Proxy Statement for information on the physical inspection and delivery without charge of the 2017 Annual Report on Form 10-K of Garmin containing the consolidated financial statements of Garmin for the fiscal year ended December 30, 2017 and the statutory financial statements of Garmin for the fiscal year ended December 30, 2017 as well as the respective Auditor’s Reports and the Swiss Compensation Report for Fiscal Year 2017.

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Annex 1	Amendment of Articles of Association as to persons who can act as chairman of shareholder meetings

Proposed Shareholder Resolution

The Board of Directors submits and recommends the shareholder resolution set forth below for approval by the Company’s shareholders:

Shareholder Resolution

It is hereby resolved that Article 16 paragraph 1 of the Articles of Association shall be amended as set out further below:

Art. 16 Vorsitz und Protokoll

Die Generalversammlung wird durch den Präsidenten, ~~bzw.~~Vizepräsidenten des Verwaltungsrates, ~~oder einen von derGeneralversammlung ad hoc gewählten Tagespräsidenten~~ den Chief Executive Officer, den Sekretär des Verwaltungsrates oder eine vom Verwaltungsrat ernannte Person geleitet.

[Folgende Absätze von Art. 16 verbleiben unverändert]

Art. 16 Chairperson and Minutes

The general meeting of the shareholders shall be chaired by the Chairman, ~~respectively~~ the Vice-Chairman of the Board of Directors, ~~or a chairman-for-the -day appointed by the general meeting of the shareholders~~ Chief Executive Officer, Company Secretary or any person appointed by the Board of Directors.

[Subsequent paragraphs of Art. 16 remain unchanged]

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Annex 2	Amendment of Articles of Association to add authorized share capital

Proposed Shareholder Resolution

The Board of Directors submits and recommends the shareholder resolution set forth below for approval by the Company’s shareholders:

Shareholder Resolution

It is hereby resolved that the Articles of Association shall be amended by insertion of a new Article 5 as set out further below:

Art. 5 Genehmigtes Kapital

Der Verwaltungsrat ist ermächtigt, jederzeit bis zum 8. Juni 2020 das Aktienkapital im Maximalbetrag von CHF 3’961’548.30 durch Ausgabe von höchstens 39’615’483 vollständig zu liberierenden Namenaktien mit einem Nennwert von je CHF 0.10. zu erhöhen. Erhöhungen in Teilbeträgen sind gestattet.

Der Verwaltungsrat legt den Ausgabebetrag, die Art der Einlagen, den Zeitpunkt der Ausgabe, die Bedingungen der Bezugsrechtsausübung und den Beginn der Dividendenberechtigung fest. Dabei kann der Verwaltungsrat neue Aktien mittels Festübernahme durch eine Bank oder einen Dritten und anschliessendem Angebot an die bisherigen Aktionäre ausgeben.

Der Verwaltungsrat ist ermächtigt, den Handel mit Bezugsrechten zu ermöglichen, zu beschränken oder auszuschliessen. Der Verwaltungsrat kann nicht ausgeübte Bezugsrechte verfallen lassen oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.

Der Verwaltungsrat ist ferner ermächtigt, das Bezugsrecht der Aktionäre zu beschränken oder aufzuheben und Dritten zuzuweisen, im Falle der Verwendung der Aktien:

(a)	für die Ausgabe von neuen Aktien, wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder
(b)	für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für neue Investitionsvorhaben oder für die Finanzierung oder Refinanzierung solcher Transaktionen; oder
(c)	zum Zwecke der Erweiterung des Aktionärskreises in gewissen Finanz-oder Investorenmärkten oder im Zusammenhang mit der Kotierung der Aktien an inländischen oder an ausländischen Börsen; oder
(d)	für nationale und internationale Aktienplatzierungen zum Zwecke der Erhöhung des Streubesitzes oder zur Einhaltung anwendbarer Kotierungsvorschriften; oder werden, ersatzlos annulieren.
(e)	zwecks Beteiligung von strategischen Investoren; oder
(f)	für die Einräumung einer Mehrzuteilungsoption (“greenshoe”) an ein oder mehrere Finanzinstitute im Zusammenhang mit einer Aktienplatzierung; oder

Art. 5 Authorized Capital

The Board of Directors is authorized, at any time until June 8, 2020 to increase the share capital in an amount not to exceed CHF 3,961,548.30 through the issuance of up to 39,615,483 fully paid-in registered shares with a nominal value of CHF 0.10 each. An increase in partial amounts shall be permitted.

The Board of Directors shall determine the issue price, the type of payment, the date of issue of new shares, the conditions for the exercise of pre-emptive rights and the beginning date for dividend entitlement. In this regard, the Board of Directors may issue new shares by means of a firm underwriting through a banking institution or a third party and a subsequent offer of these shares to the current shareholders.

The Board of Directors is entitled to permit, to restrict or to exclude the trade with pre-emptive rights. The Board of Directors may permit preemptive rights that have not been exercised to expire or it may place these rights and/or shares as to which pre-emptive rights have been granted but not exercised at market conditions or use them for other purposes in the interest of the Company.

The Board of Directors is further authorized to limit or withdraw the pre-emptive rights of shareholders and allocate such rights to individual shareholders or to third parties if the shares are to be used:

(a)	for issuing new shares if the issue price of the new shares is determined by reference to the market price; or
(b)	for the acquisition of an enterprise, parts of an enterprise or participations or for new investment projects or for purposes of financing or refinancing any such transactions; or
(c)	for the purpose of broadening the shareholder constituency in certain financial or investor markets or in connection with the listing of new shares on domestic or foreign stock exchanges; or
(d)	for purposes of national and international offerings of shares for the purpose of increasing the free float or to meet applicable listing requirements; or
(e)	for purposes of the participation of strategic partners; or
(f)	for an over-allotment option (“greenshoe”) being granted to one or more financial institutions in connection with an offering of shares; or

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(g)	für die Beteiligung von Verwaltungsräten, Geschäftsleitungsmitgliedern, Mitarbeitern, Beauftragten, Beratern der Gesellschaft oder einer Gruppengesellschaft, oder anderen Personen, die Dienstleistungen an die Gesellschaft oder eine Gruppengesellschaft erbringen; oder
(h)	um Kapital auf eine schnelle und flexible Weise zu beschaffen, welche ohne den Ausschluss der Bezugsrechte der bestehenden Aktionäre nur schwer möglich wäre.

Zeichnung und Erwerb.der neuen Aktien sowie jede nachfolgende Übertragung der Aktien unterliegen den Beschränkungen von Artikel 8 dieser Statuten.

(g)	for the participation of directors, officers, employees, contractors, consultants of, or other persons providing services to the Company or a group company; or
(h)	for raising capital in a fast and flexible manner which could only be achieved with great difficulty without exclusion of the pre-emptive rights of the existing shareholders.

The subscription and acquisition of the new shares as well as any subsequent transfer of the shares shall be subject to the restrictions pursuant to Article 8 of these articles of association.

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